As filed with the Securities and Exchange Commission on September 21, 2007

Registration No. 333-145480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUNE ENERGY, INC.*

(Exact name of registrant as specified in its charter)

Delaware	95-4737507
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Shell Plaza, 777 Walker Street, Suite 2450

Houston, Texas 77002

(713) 229-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Watt, Chief Executive Officer

Dune Energy, Inc.

Two Shell Plaza, 777 Walker Street, Suite 2450

Houston, Texas 77002

(713) 229-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Matthew S, Cohen, Esq.

Eaton & Van Winkle LLP

3 Park Avenue, 16th Floor

New York, New York 10016

(212) 779-9910

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10 1/2% Senior Secured Exchange Notes due 2012	$300,000,000	100%	$300,000,000	$9,210(2)
Guarantees related to 10 1/2% Senior Secured Exchange Notes due 2012	Not Applicable	Not Applicable	Not Applicable	Not Applicable (3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	Previously filed.
(3)	No separate consideration received for the guarantees and, therefore, pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	Table of Guarantors

Name of Guarantors	State or other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address of Principal Executive Office
Dune Operating Company	Texas	1389	20-2379750	Two Shell Plaza, 777 Walker Street Suite 2450 Houston, TX 77002

Vaquero Partners LLC	Texas	1389	45-0521887	Two Shell Plaza, 777 Walker Street Suite 2450 Houston, TX 77002

Dune Properties, Inc.	Texas	1389	62-1759062	Two Shell Plaza, 777 Walker Street Suite 2450 Houston, TX 77002

The information in this prospectus is not complete and is subject to change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part is declared effective. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is not permitted.

Subject to Completion, Dated September 21, 2007

PROSPECTUS

$300,000,000

OFFER TO EXCHANGE

up to $300,000,000 principal amount outstanding

10 1/2% Senior Secured Notes due 2012

For

a like principal amount of

10 1/2 % Senior Secured Exchange Notes due 2012

We are offering to exchange up to $300 million of our new 10  1/2 % Senior Secured Exchange Notes due June 1, 2012, which we refer to as the exchange notes, for up to $300 million of our existing 10  1/2 % Senior Secured Notes due June 1, 2012, which we refer to as the old notes. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and certain transfer restrictions, registration rights and additional interest payment provisions relating to the old notes do not apply to the exchange notes.

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON             2007

Other material terms of this offer to exchange, or the Exchange Offer, are as follows:

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer;

•	You may withdraw tendered old notes at any time prior to the expiration of the Exchange Offer;

•

To validly tender your old notes in exchange for exchange notes, you must complete and send the letter of transmittal (and make those representations contained therein) that accompanies this prospectus to the exchange agent, The Bank of New York, by the expiration of the Exchange Offer;

•

Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes;

•	The exchange of old notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes;

•	We will not receive any cash proceeds from the Exchange Offer; and

•

There is no active trading market for the exchange notes and we do not intend to list the exchange notes on any securities exchange or to seek approval for quotations through any automated quotation system.

You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for exchange notes.

Before participating in this Exchange Offer, consider carefully the “ Risk Factors” beginning on page 12 of this prospectus.

You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is differed. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the exchange notes being registered in that registration statement of which this prospectus forms a part.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be issued in the Exchange Offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the SEC as part of an Exchange Offer whereby the holders of old notes may exchange up to $300 million of the old notes for up to $300 million of the exchange notes. This prospectus provides you with a general description of the Exchange Offer and the exchange notes. See the sections of this prospectus entitled “Exchange Offer” and “Description of Exchange Notes,” respectively.

The old notes were issued in connection with our issuance on May 15, 2007 of $300,000,000 principal amount of our senior secured notes due 2012 pursuant to Rule 144A under the Securities Act of 1933, as amended, and Regulation S for aggregate gross proceeds of $300 million, which transaction was previously disclosed by us in our current reports on Forms 8-K and 8-K/A, as applicable, filed with the Securities and Exchange Commission (“SEC”) on each of April 24, 2007, April 30, 2007, May 2, 2007, May 4, 2007 and May 21, 2007, respectively, and incorporated by reference elsewhere in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement of which it is a part and the exhibits thereto. You may refer to the registration statement and the exhibits thereto for more information about our securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement or incorporated by reference elsewhere in this prospectus are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document. Each such statement is qualified in its entirety by such reference.

Unless otherwise indicated or the context requires otherwise, references in this prospectus, or the documents incorporated by reference into this prospectus, to “Dune,” the “Company,” “our company,” “we,” “our” and “us” refer to Dune Energy, Inc. and its subsidiaries, including Goldking. References to “Goldking” relate to the business conducted by Goldking Energy Corporation. We acquired the business of Goldking on May 15, 2007.

In addition, references to D&M or the D&M Reserve Report in this prospectus, or the documents incorporated by reference in to this prospectus, refer to DeGolyer and MacNaughton, our independent petroleum engineers and reserve reports prepared by D&M, and references to “CG&A” and the “CG&A Reserve Report” refer to Cawley, Gillespie & Associates, Inc., Goldking’s independent petroleum engineers and reserve reports prepared by CG&A.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus. Forward-looking statements often, although not always, include words or phrases such as the following: “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projection” and “outlook.”

Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	operating results following our acquisition of Goldking may not be as expected;

•	competitive pressure among companies in the industries in which we operate may increase significantly;

•	costs or difficulties related to the integration of the businesses of our Company and Goldking may be greater than expected;

•	adverse changes in the interest rate environment may reduce interest margins, adversely affect our asset values or increase our borrowing costs;

•	general economic conditions, whether nationally or in the market areas in which we conduct business, may be less favorable than expected;

•	legislation or regulatory changes may adversely affect the businesses in which we are engaged;

•	the effect of technological changes or obsolescence relating to our products and services;

•	the effects of government regulation or shifts in government policy, as they may relate to our products and services;

•	the uncertainty of the productivity of drilled oil and natural gas wells may adversely affect our ability to produce oil and/or natural gas in commercial quantities;

•	decreases in natural gas and oil prices may materially adversely affect our financial condition;

•	hurricanes and other tropical weather disturbances could disproportionately affect our production or transportation due to our geographic concentration;

•

significant changes in the cost or availability of natural gas gathering systems, pipelines and processing facilities may affect our ability to produce and market natural gas on a commercial basis; and

•	adverse changes may occur in the securities markets generally.

You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Various factors discussed in this prospectus, including, but not limited to, all the risks discussed in “Risk Factors,” and in our other SEC filings may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these documents.

Except as we may be required under the federal securities laws, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. However, you are advised to consult any additional disclosures we make in our annual, quarterly and current reports to the on Forms 10-K, Form 10-Q and Form 8-K, respectively, or their equivalent forms under Regulation S-B, if applicable. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

SUMMARY

This summary highlights certain information concerning our business and this Exchange Offer and is qualified in its entirety by the more detailed information and financial statements, pro forma information, and notes thereto, incorporated by reference elsewhere in this prospectus. “The Exchange Offer” and the “Description of the Exchange Notes” sections of this prospectus contain more detailed information regarding the terms and conditions of the Exchange Offer and the exchange notes You should read this prospectus carefully and should consider, among other things, the matters set forth in “Risk Factors” before deciding to participate in this Exchange Offer. The summary below of the principal terms and conditions of the new notes are also qualified in its entirety by the more detailed description in the indenture incorporated by reference elsewhere in this prospectus.

The Company

Overview

We are an independent energy company engaged in the exploration, development, acquisition and exploitation of natural gas and crude oil properties, with interests along the Gulf Coast and in the fairway of the Barnett Shale in north Texas. On May 15, 2007, we purchased all of the capital stock of Goldking, whereby we acquired certain assets including additional working interests in natural gas and crude oil properties located onshore and in state waters along the Gulf Coast. Our acquisition of Goldking increased our proved reserves, provided significant drilling upside and increased our geographic and geological well diversification. Additionally, we believe our acquisition of Goldking provides us with an extensive inventory of exploration opportunities within our core geographic area and a talented and experienced technical team to capitalize upon these opportunities.

Our current properties cover approximately 80,000 net acres across 27 oil and natural gas fields onshore and in state waters along the Gulf Coast and in the fairway of the Barrett Shale in north Texas. We have high working and net revenue interests and operate a vast majority of the wells, enabling us to more efficiently manage our operating costs, capital expenditures and the timing and method of development of our properties. We have identified multiple prospects on our existing and acquired acreage and have an active development program in place to exploit these opportunities. We believe this development program will enable us to significantly grow our reserves, production and cash flow.

General Corporate Information

Our principal offices are located at Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77022. We can be reached by phone at 713-229-6300 and our website address is www.duneenergy.com. Information on our website is not part of this prospectus.

The Exchange Offer

Exchange Notes

$300 million aggregate principal amount of 10  1/2 % Senior Secured Exchange Notes due 2012, or exchange notes. The terms of the exchange notes are identical to the terms of the old notes, except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer under the Securities Act. In addition, certain transfer restrictions, registration rights and additional interest payment provisions relating to the old notes will not apply to the exchange notes

Old Notes	$300 million aggregate principal amount of 10 1/2 % Senior Secured Notes due 2012, which were issued in a private placement on May 15, 2007.

The Exchange Offer

We are offering to exchange $1,000 principal amount of our exchange notes for each $1,000 principal amount of our old notes. We are making this Exchange Offer to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the old notes in connection with the private placement

To exchange your old notes, you must properly tender them in the Exchange Offer and we must accept your tender. All old notes that you validly tender and do not subsequently validly withdraw will be exchanged in the Exchange Offer.

We will issue the exchange notes promptly after the expiration of the Exchange Offer.

Registration Rights Agreement

You are entitled under the registration rights agreement, a copy of which is incorporated by reference elsewhere in this prospectus, to exchange your old notes for exchange notes with substantially identical terms. This Exchange Offer is intended to satisfy these rights. After the Exchange Offer is completed, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable exchange notes in the Exchange Offer or you are ineligible to participate in the Exchange Offer, provided that you indicate that you wish to have your old notes registered under the Securities Act. See “The Exchange Offer—Procedures for Tendering.”

Resales of the Exchange Notes

We believe that you may resell, offer for resale, or otherwise transfer any exchange notes issued to you in the Exchange Offer without complying with the registration and prospectus delivery requirements of the Securities Act if you meet all of the following conditions:

(1)	you acquired the exchange notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

(3)	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

(4)	you are not an affiliate of ours, as the term “affiliate” is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. We have not asked the staff for a no-action letter in connection with this Exchange Offer, however, and we cannot assure you that the staff would make a similar determination with respect to the Exchange Offer.

If you do not meet all of the above conditions, you may incur liability under the Securities Act if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act. We do not and will not assume, or indemnify you against, that liability.

Each broker-dealer that is issued exchange notes in the Exchange Offer for its own account in exchange for old notes that the broker-dealer acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer the exchange notes. We have agreed that, for a period of 180 days from the effective date of this registration statement, upon the request of a broker-dealer, we will make this prospectus, as amended or supplemented, available to the broker-dealer for use in connection with any such resale.

Expiration Date

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2007, unless we decide to extend the Exchange Offer. We do not intend to extend the Exchange Offer, although we reserve the right to do so.

Conditions to the Exchange Offer

We will complete the Exchange Offer only if it will not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the Exchange Offer. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests

The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes that are held by direct or indirect participants in The Depository Trust Company, or DTC, through certificateless depositary interests are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of an old note held in the form of a book-entry interest and you wish to exchange your old note for an exchange note pursuant to the Exchange Offer, you must transmit to The Bank of New York, as exchange agent, on or prior to the expiration of the Exchange Offer a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

The exchange agent must also receive on or prior to the expiration of the Exchange Offer either:

•

a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer;” or

•	the documents necessary for compliance with the guaranteed delivery procedures described below.

A letter of transmittal accompanies this prospectus. By delivering a computer-generated message through DTC’s Automated Tender Offer Program system, you will represent to us, among other things, that:

•	you are acquiring the exchange notes in the Exchange Offer in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our affiliate.

Procedures for Tendering Certificated Notes

No certificated notes are issued and outstanding as of the date of this prospectus. If you are a holder of book-entry interests in old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes in principal amounts equal to your book-entry interests. See “Book-Entry; Delivery and Form—Certificated Securities.” If you acquire certificated old notes prior to the expiration of the Exchange Offer, you must tender your certificated old notes in accordance with the procedures described in “The Exchange Offer—Procedures for Tendering— Certificated Old Notes.”

Special Procedures for Beneficial Owners

If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering—Procedures Applicable to All Noteholders.”

Guaranteed Delivery Procedures

If you wish to tender your old notes and you cannot get the required documents to the exchange agent on time, you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Registered Notes

Except under the circumstances summarized above under “Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the expiration date for the Exchange Offer. The exchange notes to be issued to you in an Exchange Offer will be delivered promptly following the expiration of the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal

You may withdraw any tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration of the Exchange Offer. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the Exchange Offer.

Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the Exchange Offer.

Consequences of Failure to Exchange	If you do not participate or properly tender your old notes in the Exchange Offer:

•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•	you will not be able, except in very limited instances, to require us to register your old notes under the Securities Act;

•

you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the Exchange Offer.

Use of Proceeds	We will not receive any cash proceeds upon completion of the Exchange Offer.

Federal Income Tax Consequences	Your exchange of old notes for exchange notes in the Exchange Offer should not result in any gain or loss to you for U.S. federal income tax purposes. See “Material Tax Consequences.”

Exchange Note Terms

Exchange Notes	$300 million aggregate principal amount of 10 1/2 % Senior Secured Exchange Notes due 2012.

Maturity Date	June 1, 2012.

Interest

We will pay interest in cash on the principal amount of the exchange notes at an annual rate of 10  1/2%. We will pay interest on the exchange notes semi-annually in cash, in arrears, on each of June 1 and December 1, commencing on December 1, 2007.

Guarantees	The exchange notes will be unconditionally guaranteed on a senior secured basis by each of our existing and future domestic subsidiaries.

Ranking	The exchange notes will be:

•	our senior secured obligations;

•	equal in right of payment with all our existing and future senior indebtedness, including our revolving credit facility entered into on May 15, 2007;

•	effectively senior to all our existing and future senior unsecured indebtedness to the extent of the value of the assets securing the exchange notes; and

•	senior in right of payment to all our existing and future subordinated indebtedness.

The guarantees of each guarantor will be:

•	senior secured obligations of that guarantor;

•	equal in right of payment with all of that guarantor’s existing and future senior indebtedness, including guarantees;

•	effectively senior to all of that guarantor’s existing and future senior unsecured indebtedness to the extent of the value of the assets securing the exchange notes; and

•	senior in right of payment to all of that guarantor’s existing and future subordinated indebtedness.

As of December 31, 2006, on an as adjusted basis after giving effect to the old note offering, we and the guarantors would have had $302.6 million of indebtedness. In addition, on May 15, 2007 we entered into a revolving credit facility (the “May 2007 Credit Facility”). The indenture governing the old notes permitted us initially to borrow up to $20 million under the May 2007 Credit Facility, and to use up to $20 million to collateralize hedging obligations and, subject to specified limitations, to incur additional debt, some or all of which may be senior indebtedness.

Collateral

The exchange notes and the guarantees will be secured by a lien on substantially all of our assets, subject to certain exceptions; provided, however, that pursuant to the terms of an intercreditor agreement, such lien will be contractually subordinated to a lien thereon that secures our May 2007 Credit Facility and certain other permitted indebtedness. Consequently, the exchange notes and the guarantees will be effectively subordinated to our May 2007 Credit Facility and such other indebtedness to the extent of the value of such assets.

Optional Redemption

We may redeem the exchange notes, in whole or in part, at any time on and after June 1, 2010 at the redemption prices described in the section “Description of Exchange Notes—Optional Redemption—Optional Redemption on or after June 1, 2010” plus accrued and unpaid interest to the date of redemption.

In addition, prior to June 1, 2010 we may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest to the date of redemption, so long as at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding immediately after the redemption. See “Description of Exchange Notes—Optional Redemption—Optional Redemption Upon Equity Offerings.”

Change of Control Offer	If we experience a change in control, the holders of the exchange notes will have the right to put their notes to us at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sale Proceeds

Upon certain asset sales, we may have to use the proceeds to offer to repurchase notes at an offer price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Exchange Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Indenture Covenants	The indenture governing the exchange notes will contain covenants that, among other things, will limit our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	issue capital stock of our subsidiaries;

•	transfer or sell assets, including capital stock of our subsidiaries;

•	incur dividend or other payment restrictions affecting certain of our subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on our assets;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes.”

No Listing on Public Market	The exchange notes are a new issue of securities and will not be listed (nor do we intend to list the exchange notes) on any securities exchange or included in any automated quotation system.

Form of Notes

The notes will be represented by one or more global securities deposited with The Bank of New York for the benefit of DTC. You will not receive exchange notes in certificated form unless one of the events set forth under the heading “Description of the Exchange Notes—Form of Exchange Notes” occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

RISK FACTORS

You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus and the information incorporated by reference before deciding to invest in our Preferred Stock and shares of our Common Stock being offered for resale under this prospectus. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business

We have had operating losses and limited revenues to date.

Dune and Goldking have operated at a loss each year since their respective inceptions. Net losses applicable to common stockholders of Dune for the fiscal years ended December 31, 2005 and 2006 were $1.6 million and $53.6 million, respectively. Dune’s loss in the fiscal year ended December 31, 2006 was primarily attributed to a proved property impairment expense as a result of a drop in commodity prices from the fiscal year ended 2005 to the fiscal year ended 2006. Net losses applicable to common stockholders of Goldking for the fiscal years ended December 31, 2005 and 2006 were $1.0 million and $1.4 million, respectively. Dune’s revenues for the fiscal years ended December 31, 2005 and 2006 were $3.7 million and $7.6 million, respectively. Goldking’s revenues for the fiscal years ended December 31, 2005 and 2006 were $9.7 million and $59.9 million, respectively. We may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in connection with our natural gas and oil exploration and development activities. As a result, we may continue to experience negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

We have substantial capital requirements that, if not met, may hinder operations.

We have and expect to continue to have substantial capital needs as a result of our active exploration, development, and acquisition programs. We expect that additional external financing will be required in the future to fund our growth. We may not be able to obtain additional financing, and financing under existing or new credit facilities may not be available in the future. Without additional capital resources, we may be forced to limit or defer our planned natural gas and oil exploration and development program and this will adversely affect the recoverability and ultimate value of our natural gas and oil properties, in turn negatively affecting our business, financial condition, and results of operations.

Natural gas and oil prices are highly volatile, and lower prices will negatively affect our financial results.

Our revenue, profitability, cash flow, oil and natural gas reserves value, future growth, and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent on prevailing prices of natural gas and oil. Historically, the markets for natural gas and oil have been volatile, and those markets are likely to continue to be volatile in the future. It is impossible to predict future natural gas and oil price movements with certainty. Prices for natural gas and oil are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty, and a variety of additional factors beyond our control. These factors include:

•	the level of consumer product demand;

•	the domestic and foreign supply of oil and natural gas;

•	overall economic conditions;

•	weather conditions;

•	domestic and foreign governmental regulations and taxes;

•	the price and availability of alternative fuels;

•	political conditions in or affecting oil and natural gas producing regions;

•	the level and price of foreign imports of oil and liquefied natural gas; and

•	the ability of the members of the Organization of Petroleum Exporting Countries and other state controlled oil companies to agree upon and maintain oil price and production controls.

Declines in natural gas and oil prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations and may reduce the amount of oil and natural gas that we can produce economically.

Drilling for natural gas and oil is a speculative activity and involves numerous risks and substantial and uncertain costs that could adversely affect us.

Our success will be largely dependent upon the success of our drilling program. Our prospects are in various stages of evaluation, ranging from prospects that are ready to drill to prospects that will require substantial additional seismic data processing and interpretation and other types of technical evaluation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects. Drilling for natural gas and oil involves numerous risks, including the risk that no commercially productive natural gas or oil reservoirs will be discovered. The cost of drilling, completing, and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed, or canceled as a result of a variety of factors beyond our control, including:

•	unexpected or adverse drilling conditions;

•	elevated pressure or irregularities in geologic formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs, crews, and equipment.

Even if drilled, our completed wells may not produce reserves of natural gas or oil that are economically viable or that meet our earlier estimates of economically recoverable reserves. A productive well may become uneconomic if water or other deleterious substances are encountered, which impair or prevent the production of oil and/or natural gas from the well. Our overall drilling success rate or our drilling success rate for activity within a particular project area may decline. Unsuccessful drilling activities could result in a significant decline in our production and revenues and materially harm our operations and financial condition by reducing our available cash and resources. Because of the risks and uncertainties of our business, our future performance in exploration and drilling may not be comparable to our historical performance.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

In general, the volume of production from natural gas and oil properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent that we conduct successful exploration and development activities or acquire properties containing proved reserves, or both, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is, therefore, highly dependent on our level of success in finding or acquiring additional reserves. Additionally, the business of exploring for, developing, or acquiring reserves is capital intensive. Recovery of our reserves, particularly undeveloped reserves, will require significant additional capital expenditures and successful drilling operations. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. In addition, we are dependent on finding partners for our exploratory activity. To the extent that others in the industry do not have the financial resources or choose not to participate in our exploration activities, we will be adversely affected.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and present values of our reserves.

The process of estimating natural gas and oil reserves is complex. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in the D&M Reserve Report and/or the CG&A Reserve Report. In order to prepare these estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also requires economic assumptions relating to matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. A significant variance could materially affect the estimated quantities and pre-tax present value of reserves shown in the D&M Reserve Report and/or the CG&A Reserve Report as discussed below. See “Risk Factors—Risks Related to Our Business—We restated our financial results for the fiscal year ended December 31, 2006.” In addition, the 10% discount factor we use to calculate the net present value of future net cash flows for reporting purposes may not necessarily be the most appropriate discount factor. Further, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

We restated our financial results for the fiscal year ended December 31, 2006.

In 2007, Dune determined that the natural gas prices used by D&M to determine the estimated value of reserves in the reserve report were too high thus overstating the value of the related reserves. As discussed in Note 14 to Dune’s financial statements for the fiscal year ended December 31, 2006 incorporated by reference elsewhere in this prospectus, this resulted in an understatement of losses and basic and diluted loss per share and an overstatement of assets in 2006. As a result, Dune concluded that it was necessary to restate its financial results for the fiscal year ended December 31, 2006 to record additional proved property impairment expense. Dune had previously recognized an impairment of $33,166,802 and has since increased the impairment to $42,913,184. Additionally, Dune has obtained a revised report from D&M and has made adjustments as of and for the year ended December 31, 2006 to correct the errors. Dune has also revised the supplement oil and gas disclosure to conform to the revised reserve report.

A substantial percentage of our proved reserves consist of undeveloped reserves.

As of the end of our 2006 fiscal year, approximately 53% of our proved reserves and 31% of the proved reserves acquired by us from Goldking were classified as undeveloped reserves. These reserves may not ultimately be developed or produced. As a result, we may not find commercially viable quantities of oil and natural gas, which in turn may have a material adverse effect on our results of operations.

Our future acquisitions may yield revenues or production that varies significantly from our projections.

In acquiring producing properties, including Goldking, we assess the recoverable reserves, future natural gas and oil prices, operating costs, potential liabilities and other factors relating to the properties. Our assessments are necessarily inexact and their accuracy is inherently uncertain. Our review of a subject property in connection with its acquisition assessment will not reveal all existing or potential problems or permit us to become sufficiently familiar with the property to assess fully its deficiencies and capabilities.

We may not inspect every well, and we may not be able to observe structural and environmental problems even when we do inspect a well. If problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may have a material adverse effect on our financial condition and future results of operations. We cannot assure you that:

•	we will be able to identify desirable natural gas and oil prospects and acquire leasehold or other ownership interests in such prospects at a desirable price;

•

any completed, currently planned, or future acquisitions of ownership interests, including Goldking, in natural gas and oil prospects will include prospects that contain proved natural gas or oil reserves;

•	we will have the ability to develop prospects which contain proven natural gas or oil reserves to the point of production;

•

we will have the financial ability to consummate additional acquisitions of ownership interests in natural gas and oil prospects or to develop the prospects which we acquire to the point of production; or

•	that we will be able to consummate such additional acquisitions on terms favorable to us.

Seismic studies do not guarantee that hydrocarbons are present or if present will produce in economic quantities.

We rely on seismic studies to assist us with assessing prospective drilling opportunities on our properties, as well as on properties that we may acquire. Such seismic studies are merely an interpretive tool and do not necessarily guarantee that hydrocarbons are present or if present will produce in economic quantities.

We may experience difficulty in achieving and managing future growth.

Future growth may place strains on our resources and cause us to rely more on project partners and independent contractors, possibly negatively affecting our financial condition and results of operations. Our ability to grow will depend on a number of factors, including:

•	our ability to obtain leases or options on properties for which we have 3-D seismic data;

•	our ability to acquire additional 3-D seismic data;

•	our ability to identify and acquire new exploratory prospects;

•	our ability to develop existing prospects;

•	our ability to continue to retain and attract skilled personnel;

•	our ability to maintain or enter into new relationships with project partners and independent contractors;

•	the results of our drilling program;

•	hydrocarbon prices; and

•	our access to capital.

We may not be successful in upgrading our technical, operations, and administrative resources or in increasing our ability to internally provide certain of the services currently provided by outside sources, and we may not be able to maintain or enter into new relationships with project partners and independent contractors. Our inability to achieve or manage growth may adversely affect our financial condition and results of operations.

Our business may suffer if we lose key personnel.

We depend to a large extent on the services of certain key management personnel, including James A. Watt, our President and Chief Executive Officer, Alan Gaines, the Chairman of our board of directors, Frank T. Smith, Jr., our Senior Vice President and Chief Financial Officer and our other executive officers and key employees. These individuals have extensive experience and expertise in evaluating and analyzing producing oil and natural gas properties and drilling prospects, maximizing production from oil and natural gas properties, marketing oil and natural gas production and developing and executing financing and hedging strategies. The loss of any of these individuals could have a material adverse effect on our operations. We do not maintain key-man life insurance with respect to any of our employees. Our success will be dependent on our ability to continue to employ and retain skilled technical personnel.

We face strong competition from other natural gas and oil companies.

We encounter competition from other natural gas and oil companies in all areas of our operations, including the acquisition of exploratory prospects and proved properties. Our competitors include major integrated natural gas and oil companies and numerous independent natural gas and oil companies, individuals, and drilling and income programs. Many of our competitors are large, well-established companies that have been engaged in the natural gas and oil business much longer than we have and possess substantially larger operating staffs and greater capital resources than we do. These companies may be able to pay more for exploratory projects and productive natural gas and oil properties and may be able to define, evaluate, bid for, and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. We may not be able to conduct our operations, evaluate, and select suitable properties and consummate transactions successfully in this highly competitive environment.

The unavailability or high cost of drilling rigs, equipment, supplies or personnel could affect adversely our ability to execute on a timely basis our exploration and development plans within budget, which could have a material adverse effect on our financial condition and results of operations.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or affect adversely our exploration and development operations, which could have a material adverse effect on our financial condition and results of operations. Demand for drilling rigs, equipment, supplies and personnel currently is very high in the areas in which we operate. An increase in drilling activity in the areas in which we operate could further increase the cost and decrease the availability of necessary drilling rigs, equipment, supplies and personnel.

We may not be able to keep pace with technological developments in our industry.

The natural gas and oil industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As others use or develop new technologies, we may be placed at a competitive disadvantage or competitive pressures may force us to implement those new technologies at substantial costs. In addition, other natural gas and oil companies may have greater financial, technical, and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies we use now or in the future were to become obsolete or if we are unable to use the most advanced commercially available technology, our business, financial condition, and results of operations could be materially adversely affected.

We are subject to various governmental regulations and environmental risks.

Natural gas and oil operations are subject to various federal, state, and local government regulations that may change from time to time. Matters subject to regulation include discharge permits for drilling operations, plug and abandonment bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of natural gas and oil wells below actual production capacity in order to conserve supplies of natural gas and oil. Other federal, state, and local laws and regulations relating primarily to the protection of human health and the environment apply to the development, production, handling, storage, transportation, and disposal of natural gas and oil, by-products thereof, and other substances and materials produced or used in connection with natural gas and oil operations. In addition, we may be liable for environmental damages caused by previous owners of property we purchase or lease. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances such as oil and natural gas related products. As a result, we may incur substantial liabilities to third parities or governmental entities and may be required to incur substantial remediation costs. We also are subject to changing and extensive tax laws, the effects of which cannot be predicted. Compliance with existing, new, or modified laws and regulations could have a material adverse effect on our business, financial condition, and results of operations.

We may not have enough insurance to cover all of the risks we face and operators of prospects in which we participate may not maintain or may fail to obtain adequate insurance.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We do not carry business interruption insurance. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations. The impact of Hurricanes Katrina and Rita have resulted in escalating insurance costs and less favorable coverage terms. In addition, we have not yet been able to determine the full extent of our insurance recovery and the net cost to us resulting from hurricanes.

Oil and natural gas operations are subject to particular hazards incident to the drilling and production of oil and natural gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operation. We do not operate all of the properties in which we have an interest. In the projects in which we own a non-operating interest directly or own an equity interest in a limited partnership which in turn owns a non- operating interest, the operator for the prospect maintains insurance of various types to cover our operations with policy limits and retention liability customary in the industry. We believe the coverage and types of insurance are adequate. The occurrence of a significant adverse event that is not fully covered by insurance could result in the loss of our total investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

We do not operate all of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements, or an operator’s failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others depends upon a number of factors outside of our control, including the operator’s:

•	timing and amount of capital expenditures;

•	expertise and financial resources;

•	inclusion of other participants in drilling wells; and

•	use of technology.

The financial condition of our operators could negatively impact our ability to collect revenues from operations.

We do not operate all of the properties in which we have working interests. In the event that an operator of our properties experiences financial difficulties, this may negatively impact our ability to receive payments for our share of net production that we are entitled to under our contractual arrangements with such operator. While we seek to minimize such risk by structuring our contractual arrangements to provide for production payments to be made directly to us by first purchasers of the hydrocarbons, there can be no assurances that we can do so in all situations covering our non-operated properties.

We hedge the price risks associated with our production. Our hedge transactions may result in our making cash payments or prevent us from benefiting to the fullest extent possible from increases in prices for natural gas and oil.

Because natural gas and oil prices are unstable, we have entered into price-risk-management transactions such as swaps, collars, futures, and options to reduce our exposure to price declines associated with a portion of our natural gas and oil production and thereby to achieve a more predictable cash flow. The use of these arrangements will limit our ability to benefit from increases in the prices of natural gas and oil. Our hedging arrangements may apply to only a portion of our production, thereby providing only partial protection against declines in natural gas and oil prices. These arrangements could expose us to the risk of financial loss in certain circumstances, including instances in which production is less than expected, our customers fail to purchase contracted quantities of natural gas and oil, or a sudden, unexpected event materially impacts natural gas or oil prices.

Integration of our and Goldking’s operations is complex, time-consuming and expensive and may adversely affect the results of our operations after the acquisition.

The anticipated benefits of our May 15, 2007 acquisition of Goldking will depend in part on whether we and Goldking can integrate our operations in an efficient, timely and effective manner. Integrating Dune and Goldking is a complex, time-consuming and expensive process. Successful integration will require, among other things, combining the companies:

•	business development efforts;

•	financial and accounting systems;

•	key personnel;

•	geographically separate facilities; and

•	business and executive cultures.

We may not accomplish this integration successfully and may not realize the benefits contemplated by combining the operations of both companies.

If we are unable to successfully integrate Goldking and other companies we acquire into our operations on a timely basis, our profitability could be negatively affected.

Increasing our reserve base through acquisitions is an important part of our business strategy. We expect that our recent acquisition of Goldking will result in certain business opportunities and growth prospects. We, however, may never realize these expected business opportunities and growth prospects. We may experience increased competition that limits our ability to expand our business. Our assumptions underlying estimates of expected cost savings may be inaccurate or general industry and business conditions may deteriorate. Acquisitions involve numerous risks, including, but not limited to:

•	difficulties in assimilating and integrating the operations, technologies and products acquired;

•	the diversion of our management’s attention from other business concerns;

•	current operating and financial systems and controls may be inadequate to deal with our growth;

•	the risk that we will be unable to maintain or renew any of the government contracts of businesses we acquire;

•	the risks of entering markets in which we have limited or no prior experience; and

•	the loss of key employees.

If these factors limit our ability to integrate the operations of our acquisitions, including Goldking, successfully or on a timely basis, our expectations of future results of operations may not be met. In addition, our growth and operating strategies for businesses we acquire, including Goldking, may be different from the strategies that such businesses currently are pursuing. If our strategies are not the proper strategies for a company we acquire, it could have a material adverse effect on our business, financial condition and results of operations. Further, there can be no assurance that we will be able to maintain or enhance the profitability of any acquired business or consolidate the operations of any acquired business, including Goldking, to achieve cost savings.

In addition, there may be liabilities that we fail, or are unable, to discover in the course of performing due diligence investigations on each company or business we have already acquired or may acquire in the future. Such liabilities could include those arising from employee benefits contribution obligations of a prior owner or non-compliance with, or liability pursuant to, applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may be responsible. In addition, there may be additional costs relating to acquisitions, including Goldking, including, but not limited to, possible purchase price adjustments. We cannot assure you that rights to indemnification by sellers of assets to us, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired, including Goldking. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business.

Increasing our reserve base through acquisitions is a component of our business strategy. Our failure to integrate acquired properties successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in our incurring unanticipated expenses and losses. In addition, we may have to assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions, and the scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

Certain accounting rules may require us to write down the carrying value of our properties when oil and natural gas prices decrease or when we have substantial downward adjustments of our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results. Once incurred, a write-down of our oil and natural gas properties is not reversible at a later date. Any write-down would constitute a non-cash charge to earnings and could have a material adverse effect on our results of operations for the periods in which such charges are taken. For example, for the year ended December 31, 2006, Dune incurred a proved property impairment expense of $42.9 million, which reduced the carrying value of the properties, due to a drop in commodity prices from year end 2005 to year end 2006. Also, a substantial decrease in oil and natural gas prices would accelerate our plugging and abandonment liability obligations which could have a material adverse effect on our results of operations.

Our producing properties are located in regions which make us vulnerable to risks associated with operating in one major contiguous geographic area, including the risk of damage or business interruptions from hurricanes.

Our properties are located onshore and in state waters along the Gulf Coast region of the United States and in the Barrett Shale of north Texas, and the properties we acquired from Goldking are concentrated in South Louisiana and the upper Texas Gulf Coast regions. As a result of this geographic concentration, we are disproportionately affected by any delays or interruptions in production or transportation in these areas caused by governmental regulation, transportation capacity constraints, natural disasters, regional price fluctuations or other factors. This is particularly true of our inland water drilling and offshore operations, which are susceptible to hurricanes and other tropical weather disturbances. Such disturbances have in the past and will in the future have any or all of the following adverse effects on our business:

•	interruptions to our operations as we suspend production in advance of an approaching storm;

•	damage to our facilities and equipment, including damage that disrupts or delays our production;

•	disruption to the transportation systems we rely upon to deliver our products to our customers; and

•	damage to or disruption of our customers’ facilities that prevents us from taking delivery of our products.

These effects are not uncommon in the region in which we operate, and at times may be severe. During 2005, a portion of Goldking production in inland waters was either curtailed or delayed as a result of infrastructure damage to third party pipelines and processing facilities caused by Hurricanes Katrina and Rita that struck the Louisiana and Texas coasts during August and September.

Our identified drilling locations are scheduled out over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

Our management has specifically identified and scheduled drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. These scheduled drilling locations represent a significant component of our growth strategy. Our ability to drill and develop these locations depends on a number of uncertainties, including oil and natural gas prices, the availability of capital, costs, drilling results, regulatory approvals and other factors. Because of these uncertainties, we do not know if the potential drilling locations we have identified will ever be drilled or if we will be able to produce oil or natural gas from these or any other potential drilling locations. As such, our actual drilling activities may materially differ from those presently identified, which could adversely affect our business.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of our reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of transport vessels, gathering systems, pipelines and processing facilities owned and operated by third parties under interruptible or short-term transportation agreements. Under the interruptible transportation agreements, the transportation of our natural gas may be interrupted due to capacity constraints on the applicable system, for maintenance or repair of the system, or for other reasons as dictated by the particular agreements. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells due to lack of a market or the inadequacy or unavailability of natural gas pipeline or gathering system capacity. If that were to occur, we would be unable to realize revenue from those wells unless and until we made arrangements for delivery of their production to market.

Terrorist attacks aimed at our energy operations could adversely affect our business.

The continued threat of terrorism and the impact of military and other government action has led and may lead to further increased volatility in prices for oil and natural gas and could affect these commodity markets or the financial markets used by us. In addition, the U.S. government has issued warnings that energy assets may be a future target of terrorist organizations. These developments have subjected our oil and natural gas operations to increased risks. Any future terrorist attack on our facilities, those of our customers, the infrastructure we depend on for transportation of our products, and, in some cases, those of other energy companies, could have a material adverse effect on our business.

The pro forma reserve estimates will differ from our actual results.

The pro forma reserve estimates included in our public filings are based upon a number of assumptions and on information that we believe are reliable as of today. However, these pro forma reserve estimates and assumptions are inherently subject to significant business and economic uncertainties, many of which are beyond our control. These pro forma reserve estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will vary from the pro forma reserve estimates and the variations will likely be material and are likely to increase over time. Consequently, the inclusion of these pro forma reserve estimates in this offering circular should not be regarded as a representation by us, the initial purchaser or any other person that the pro forma reserve estimates will actually be achieved. Moreover, we do not intend to update or otherwise revise these pro forma reserve estimates to reflect events or circumstances after the date of this offering circular to reflect the occurrence of unanticipated events. Any prospective purchaser of our capital stock is cautioned not to place undue reliance on the pro forma reserve estimates.

Our pro forma reserve estimates were not prepared with a view toward compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants, the Society of Petroleum Engineers, the World Petroleum Congress or any other regulatory or professional body or generally accepted accounting principles. No independent accountants or independent petroleum engineers compiled or examined the pro forma reserve estimates and accordingly no independent accountant or independent petroleum engineer has expressed an opinion or any other form of assurances with respect thereto or has assumed any responsibility for the pro forma reserve estimates. Further, our and Goldking’s independent petroleum engineers made different assumptions when calculating our respective proved reserve estimates. As a result, the combination of our and

Goldking’s proved reserve estimates may not accurately portray the proved reserves of our company in the future.

Our leverage and debt service obligations may adversely affect our cash flow.

We have a substantial amount of debt. As of December 31, 2006, as adjusted to give effect to the old notes sold on May 15, 2007 and the application of the proceeds thereof, we had total debt of $302.6 million (consisting of the old notes and $2.6 million in other notes payable) and our ratio of debt, net of cash, to Combined Adjusted EBITDA and our ratio of Combined Adjusted EBITDA to cash interest expense on the exchange notes would have been 4.5x and 1.4x, respectively. In addition, on May 15, 2007 we entered into a revolving credit facility (the “May 2007 Credit Facility”), whereby we are permitted to initially borrow up to $20.0 million and to use up to $20.0 million to collateralize hedging obligations. As of July 31, 2007, we had utilized approximately $9,168,590 of our line of credit for issuance of letters of credit.

Our substantial level of indebtedness could have important consequences to you, including the following:

•	it may make it difficult for us to satisfy our obligations under our indebtedness and contractual and commercial commitments;

•	we must use a substantial portion of our cash flow from operations to pay interest on our indebtedness, which will reduce the funds available to us for other purposes;

•	our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited;

•	our flexibility in reacting to changes in the industry may be limited and we could be more vulnerable to adverse changes in our business or economic conditions in general; and

•	we may be at a competitive disadvantage to those of our competitors who operate on a less leveraged basis.

Furthermore, all of our borrowings under our May 2007 Credit Facility will bear interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would intensify.

In addition, the indenture governing the exchange notes and our May 2007 Credit Facility contain various restrictive covenants (including in the case of our revolving credit facility, certain financial covenants), which covenants limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with these covenants would result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, and have a material adverse effect on our liquidity, financial condition and results of operations.

Any failure to meet our debt obligations could harm our business, financial condition, results of operations or cash flows.

If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

The indenture governing the Exchange Notes, the certificate of designations relating to our Preferred Stock and our revolving credit facility impose significant operating and financial restrictions on us that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indenture governing the exchange notes, the certificate of designations relating to the our 10% senior redeemable convertible preferred stock issued to finance in part the acquisition of Goldking and our May 2007 Credit Facility each contain covenants that restrict our ability and the ability of certain of our subsidiaries to take various actions, such as:

•	incurring or generating additional indebtedness or issuing certain preferred stock;

•	paying dividends on our capital stock or redeeming, repurchasing or retiring our capital stock or subordinated indebtedness or making other restricted payments;

•	entering into certain transactions with affiliates;

•	creating or incurring liens on our assets;

•	transferring or selling assets;

•	incurring dividend or other payment restrictions affecting certain of our existing and future subsidiaries; and

•	consummating a merger, consolidation or sale of all or substantially all of our assets.

In addition, our May 2007 Credit Facility includes other and more restrictive covenants including those that restrict our ability to prepay our other indebtedness while borrowings under such revolving credit facility remain outstanding. Our May 2007 Credit Facility also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in the indenture governing the exchange notes, the certificate of designations relating to the preferred stock and our May 2007 Credit Facility could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of the restrictive covenants or our inability to comply with the required financial ratios could result in a default under our May 2007 Credit Facility.

If a default occurs, the lenders under our May 2007 Credit Facility may elect to:

•	declare all borrowings outstanding thereunder, together with accrued interest and other fees, to be immediately due and payable;

•	or prevent us from making payments on the exchange notes;

either of which (after the expiration of any applicable grace periods) would result in an event of default under the indenture governing the exchange notes and could result in a cross default under our other debt instruments. The lenders would also have the right in these circumstances to terminate any commitments they have to provide us with further borrowings. If the borrowings under our May 2007 Credit Facility and the exchange notes were to be accelerated, we cannot assure you that we would be able to repay in full the exchange notes. See “Description of Exchange Notes—Certain Covenants.”

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash flow to meet our debt service and other obligations due to events beyond our control.

Upon the issuance of the exchange notes and the Preferred Stock, our interest expense will increase compared to prior years. Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness, including the exchange notes, will depend on our future financial performance. Our future performance will be affected by a range of economic, competitive, legislative, operating and other business factors, many of which we cannot control, such as general economic and financial conditions in our industry or the economy at large. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition, or other events could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations and prospects and our ability to service our debt, including the exchange notes, and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the exchange notes and our other indebtedness.

Any failure to meet our debt obligations could harm our business, financial condition, results of operations or cash flows.

If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the exchange notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

There may not be sufficient collateral to pay all or any of the exchange notes.

Indebtedness and other obligations under May 2007 Credit Facility, the exchange notes, any old notes, if applicable, and certain other senior secured indebtedness that we may incur in the future will be secured by a lien on substantially all of our tangible and intangible assets (subject to certain exceptions). Pursuant to the terms of an intercreditor agreement, the security interest in those assets that secure the exchange notes and guarantees will be contractually subordinated to a lien thereon that secures our May 2007 Credit Facility and certain other permitted indebtedness. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, or an acceleration of such first priority claims, such assets that secure these first priority claims and the exchange notes must be used first to pay first priority claims in full before any payments are made therewith on the exchange notes.

No fair market value appraisals of any collateral securing the exchange notes have been prepared in connection with this Exchange Offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the exchange notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the exchange notes, in full or at all, after first satisfying our obligations in full under first priority claims. See the section entitled “Description of Exchange Notes—Collateral.”

Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the exchange notes. Any claim for the difference between the amount, if any, realized by holders of the exchange notes from the sale of the collateral securing the exchange notes and the obligations under the exchange notes will rank equally in right of payment with all of our unsecured senior indebtedness and other obligations, including trade payables.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. Additionally, the terms of the indenture will allow us to issue additional notes in certain circumstances. The indenture will not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Any additional notes issued pursuant to the indenture will rank pari passu with the exchange notes and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of additional notes pursuant to the indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. Releases of collateral from the liens securing the exchange notes are permitted under some circumstances. See “Description of Exchange Notes—Collateral.”

The collateral is subject to casualty risks.

We will be obligated under the collateral arrangements to maintain adequate insurance or otherwise insure against hazards as is usually done by corporations operating properties of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the exchange notes.

Holders of notes will not control decisions regarding collateral.

On May 15, 2007 we entered into intercreditor agreement with the agent under our May 2007 Credit Facility (who will be the collateral agent), which provides that, among other things, (1) the holders of the first priority claims and the agent under our May 2007 Credit Facility will control substantially all matters related to the collateral that secures the first priority claims and the exchange notes; (2) the holders of first priority claims and the agent under our May 2007 Credit Facility may foreclose on or take other actions with respect to such collateral with which holders of the exchange notes may disagree or that may be contrary to the interests of holders of the exchange notes; (3) to the extent certain collateral is released from securing first priority claims to satisfy such claims, the liens securing the exchange notes will also automatically be released without any further action; and (4) the holders of the exchange notes will agree to waive certain of their rights in connection with a bankruptcy or insolvency proceeding involving us or any guarantor of the exchange notes. See “Description of Exchange Notes—Collateral” and “Description of Senior Indebtedness—Intercreditor Agreement.”

In the event of a bankruptcy, the ability of the exchange noteholders to realize upon the collateral will be subject to certain bankruptcy law limitations.

The right of the collateral agent for the exchange notes to repossess and dispose of the collateral securing the exchange notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the exchange notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection”. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the exchange notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection”. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

Rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in certain collateral existing or acquired in the future.

The security interest in the collateral securing the exchange notes includes domestic assets, both tangible and intangible, whether now owned or acquired or arising in the future. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The failure to perfect a security interest in respect of such acquired collateral may result in the loss of the security interest therein or the priority of the security interest in favor of the exchange notes against third parties.

If we or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the exchange notes, any liens recorded or perfected after the issue date of the exchange notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. If a lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the exchange notes. Accordingly, if we or a guarantor were to file for bankruptcy after the issue date of the exchange notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the exchange notes may be especially subject to challenge as a result of having been delivered after the issue date of the exchange notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

A court could cancel the exchange notes or the guarantees of our current subsidiary and our future restricted subsidiaries and security interests under fraudulent conveyance laws or certain other circumstances.

Our issuance of the exchange notes and the issuance of the guarantees by our existing subsidiary and certain of our future domestic restricted subsidiaries may be subject to review under federal or state fraudulent transfer or similar laws.

All of our existing and future domestic restricted subsidiaries will guarantee the exchange notes. If we or such a subsidiary becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel its guarantee and/or the liens created by the security interest. The court might do so if it found that, when the subsidiary entered into its guarantee and security arrangement or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and/or security arrangement and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, (iii) or believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee and/

or security arrangement, without regard to the above factors, if it found that the subsidiary entered into its guarantee and/or security arrangement with actual or deemed intent to hinder, delay, or defraud our creditors.

Similarly, if we become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the exchange notes, if it found that when we issued the exchange notes (or in some jurisdictions, when payments become due under the exchange notes), factors (a) and (b) above applied to us, or if it found that we issued the exchange notes with actual intent to hinder, delay or defraud our creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the exchange notes. If a court avoided such guarantee, holders of the exchange notes would no longer have a claim against such subsidiary. In addition, the court might direct holders of the exchange notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the exchange notes from another subsidiary or from any other source.

The indenture provides that the liability of each subsidiary on its guarantee and security arrangement is limited to the maximum amount that the subsidiary can incur without risk that the guarantee or security arrangement will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees and/or security arrangements from a fraudulent conveyance attack or, if it does, the guarantees and/or security arrangements may not be in amounts sufficient, if necessary, to pay obligations under the exchange notes when due.

There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price you paid.

Even after the registration statement to which this prospectus forms a part becomes effective, the exchange notes will constitute a new issue of securities with no established trading market. We do not intend to apply for the exchange notes to be listed on any security exchange or to arrange for quotation on any automated dealer quotation systems. Accordingly, you may not be able to sell your exchange notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes or, in the case of any holders of the old notes that do not exchange them, the trading market for the old notes following the offer to exchange the old notes for the exchange notes. As a result, you may be required to bear the financial risk of your investment in the exchange notes (and the old notes to the extent you do not participate in this Exchange Offer) indefinitely.

The trading value of the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the value and trading of securities similar to the exchange notes. Any such disruptions could adversely affect the value at which you may sell your exchange notes. In addition, subsequent to this Exchange Offer, the exchange notes may trade at a discount from the value of the old notes, depending on the prevailing interest rates, the market for similar notes, our performance and other factors, many of which are beyond our control.

Ratings of the exchange notes may materially and adversely affect the availability, the cost and the terms and conditions of our debt.

The exchange notes are publicly rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”) independent rating agencies. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. These public debt ratings may affect our ability to raise debt and any downward revision of the exchange notes or our debt or the withdrawal of a rating by Moody’s and S&P may affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the exchange notes.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the exchange notes.

Upon the occurrence of a “change of control,” as defined in the indenture governing the exchange notes, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, and additional interest, if any, to the date of repurchase.

However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the exchange notes or that restrictions in our May 2007 Credit Facility will not allow such repurchases. If the indebtedness under our May 2007 Credit Facility is not paid, the lenders thereunder may seek to enforce securities interests in the collateral securing such indebtedness thereby limiting our ability to raise cash to purchase the exchange notes and reducing the practical benefit of the offer to purchase provisions of the exchange notes. See “Description of Exchange Notes—Repurchase upon Change of Control” and “Description of Certain Indebtedness—Senior Revolving Credit Facility.”

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock or assets has occurred, in which case, the ability of a holder of the exchange notes to obtain the benefit of an offer to repurchase all of a portion of the exchange notes held by such holder may be impaired.

The purchase requirements contained in our debt instruments could also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not necessarily constitute a change of control under the indenture governing the exchange notes. Upon the occurrence of a change of control we could seek to refinance the indebtedness under our May 2007 Credit Facility and the exchange notes, obtain a waiver from the lenders and the holders of the exchange notes or seek third party financing to repurchase the exchange notes. We cannot assure you, however, that we would be able to obtain waivers or refinance our indebtedness or secure third party financing on commercially reasonable terms, if at all. See “Description of Certain Indebtedness—May 2007 Credit Facility” and “Description of Exchange Notes—Repurchase upon Change of Control.”

USE OF PROCEEDS

This Exchange Offer is intended to satisfy certain of our obligations under the registration rights agreement, dated as of May 15, 2007, entered into by us with Jefferies & Company, Inc. We will not receive any proceeds from the issuance of the exchange notes and have agreed to pay the expenses of the Exchange Offer.

In consideration for issuing the exchange notes as contemplated in the registration statement of which this prospectus is a part, we will receive, in exchange, old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges and preferred stock dividends for each of the years ended December 31, 2006, 2005, 2004, 2003, and 2002 and for the six months ended June 30, 2007 is negative each period due to the net losses incurred in each period. For purposes of computing these ratios, earnings represent income from continuing operations before income taxes plus fixed charges less capitalized interest. Fixed charges represent interest expense, capitalized interest, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest.

The amount of the coverage deficiency for each period is as follows:

	Years Ended December 31,					Six Months Ended June 30, 2007
	2006	2005	2004	2003	2002
Coverage deficiency	$53,635,691	$1,532,032	$1,076,768	$430,502	$40,501	$44,396,584

SELECTED UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations and related notes are presented to show the pro forma effects of the acquisition of Goldking. In addition, the unaudited pro forma condensed statements of operations include the effects of Goldking’s acquisition of certain oil and natural gas properties from Hilcorp Energy II, L.P., Hilcorp Energy I, L.P. and Hilcorp Energy IV, L.P. on September 28, 2006. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 are presented to show income from continuing operations as if the Goldking and Hilcorp acquisitions occurred as of the beginning of each period. The consolidated balance sheet as of June 30, 2007 included in the Form 10-Q for the quarter ended June 30, 2007 includes the impacts of the acquisition of Goldking.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Goldking occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with notes thereto, Dune’s consolidated financial statements as of and for the year ended December 31, 2006 and as of and for the six months ended June 30, 2007 incorporated by reference elsewhere in this prospectus and Goldking’s consolidated financial statements as of and for the year ended December 31, 2006 incorporated elsewhere by reference in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Fiscal Year Ended December 31, 2006
	Dune	Goldking
	Actual	Actual	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Consolidated
	(dollars in thousands, except per share data)
Revenues	$7,580	$55,794	$29,564	(3a)	$85,358	$—		$92,938
Operating expenses:
General and administrative expense	4,823	9,304	—		9,304	—		14,127
Direct operating expenses	2,011	25,572	7,708	(3a)	33,280	—		35,291
Oil and gas exploration expense	—	4,294	—		4,294	6,321	(2b)	10,615
Accretion expense	25	445	112	(3b)	557	—		582
Depletion, depreciation and amortization	4,402	14,958	7,557	(3c)	22,515	3,194	(2b)	34,209
						4,098	(2c)
Proved property impairment expense	42,913	—	—		—	(18,640	)(2b)	24,273

Total operating expenses	54,174	54,573	15,377		69,950	(5,027)		119,097

Operating income (loss)	(46,594)	1,221	14,187		15,408	5,027		(26,159)

Other income (expense):
Interest income	217	481	—		481	—		698
Interest expense	(4,582)	(6,943)	(7,703	)(3d)	(14,646)	(30,339	)(2e)	(49,567)
Amortization of deferred financing costs	(2,148)	(780)	—		(780)	(7,303	)(2a)	15,952
						(5,721	)(2d)
Gain (loss) on embedded derivative liability	(34)	324	—		324	—		290
Other expense	(495)	3,305	—		3,305	—		2,810

Total other income (expense)	(7,042)	(3,613)	(7,703)		(11,316)	(43,363)		(61,721)

Income (loss) before income taxes	(53,636)	(2,392)	6,484		4,092	(38,336)		(87,880)
Income tax (expense) benefit	—	1,017	(2,756	)(3e)	(1,739)	—		(1,739)

Net income (loss)	$(53,636)	$(1,375)	$3,728		$2,353	$(38,336)		$(89,619)

Net loss per share:
Basic and diluted	$(0.92)							$(1.31)
Weighted average shares outstanding:
Basic and diluted	58,583,932					10,055,866	(f)	68,639,798

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2007
	Dune Actual	Goldking Actual	Pro Forma Adjustments		Pro Forma Consolidated
	(dollars in thousands, except per share data)
Revenues	$17,007	$28,277	$—		$45,284
Operating expenses:
General and administrative expense	9,559	5,003	—		14,562
Direct operating expenses	7,744	15,490	—		23,234
Oil and gas exploration expense	341	976	—		1,317
Accretion expense	267	183	—		450
Depletion, depreciation and amortization	8,147	9,158	(2,741	)(2c)	14,564
Bad debt expense	397	—	—		397
Loss on impairment of assets	3,192	—	—		3,192

Total operating expenses	29,647	30,810	(2,741)		57,716

Operating income (loss)	(12,640)	(2,533)	2,741		(12,432)

Other income (expense):
Interest income	528	138	—		666
Interest expense	(10,954)	(7,554)	(8,042	)(2e)	(26,550)
Amortization of deferred financing costs	(5,576)	—	2,998	(2d)	(2,578)
Loss on derivative liabilities	(2,100)	(661)	—		(2,761)

Total other income (expense)	(18,102)	(8,077)	(5,044)		(31,223)

Loss before income taxes	(30,742)	(10,610)	(2,303)		(43,655)
Income tax (expense) benefit	—	(42)	—		(42)

Net loss	$(30,742)	$(10,652)	$(2,303)		$(43,697)

Net loss per share:
Basic and diluted	$(0.47)				$(0.59)
Weighted average shares outstanding:
Basic and diluted	65,922,049		7,541,900	(2f)	73,463,949

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

1. Basis of Presentation

The acquisition of Goldking is described in our current report on Form 8-K filed with the SEC on May 21, 2007 and incorporated by reference elsewhere in this prospectus. The unaudited pro forma statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are based on the consolidated financial statements of our Company for the year ended December 31, 2006 and the six months ended June 30, 2007 and the consolidated statements of operations of Goldking for the year ended December 31, 2006 and the period from January 1, 2007 to May 14, 2007 and the adjustments and assumptions described below.

2. Dune/Goldking Pro Forma Adjustments:

The unaudited pro forma financial statements reflect the following adjustments:

a.	Record the accelerated amortization of deferred financing costs related to the payoff of the existing long-term debt.

b.	Record the effects of the change in Dune’s accounting method from full cost to successful efforts.

c.	Record incremental change for depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of Goldking.

d.	Record amortization of deferred financing costs of the exchange notes and the Preferred Stock. Amortization expense is $5,721,600 for the year ended December 31, 2006 and $2,578,099 for the six months ended June 30, 2007.

e.	Adjust interest expense to exclude interest expense from redeemed existing debt of Dune and Goldking, and include interest expense of $49,500,000 and $26,550,000 for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, associated with the offering of the exchange notes and the Preferred Stock.

f.	Represents shares to be issued to the Shareholder for the acquisition of Goldking. This amount excludes 7,000,000 shares that have been issued to officers of Dune in 2007 that would have cancelled in the event we did not complete the acquisition of Goldking on or prior to June 30, 2007. If these shares were included in the weighted average outstanding shares, the pro forma net loss would be $1.18 and $0.56 per share for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively.

3. Goldking/Hilcorp Pro Forma Adjustments:

a.	To reflect the historical revenues and operating expenses of the Hilcorp Properties for the period January 1, 2006 to September 30, 2006. These amounts were derived from the audited statements of revenues and direct operating expenses of the properties acquired by Goldking.

b.	To reflect the Hilcorp Properties’ depreciation, depletion and amortization of oil and gas properties for production from January 1, 2006 to September 30, 2006. The depreciation, depletion and amortization was computed by allocating the total Hilcorp Properties’ purchase price of $126.0 million to leasehold cost ($101.2 million) and tangibles ($24.8 million) and amortizing the costs based on the actual historical production divided by total proved reserves and proved developed reserves for leasehold costs and tangibles, respectively. There were no amounts allocated to unproved properties at the acquisition date. The allocation of the purchase price to the individual fields was based on their relative estimated fair value at the time of the acquisition based on amounts contained in the reserve report.

c.	To reflect additional asset retirement obligation accretion for the Hilcorp Properties for the period January 1, 2006 to September 30, 2006.

d.	To record additional interest expense related to the Hilcorp Properties. Pro forma interest expense assumes the $177.0 million of bank borrowing incurred if the acquisition of the Hilcorp Properties had occurred on January 1, 2006. Pro forma interest expense also includes $0.9 million of amortization of debt issue cost related to the credit facility.

e.	To reflect additional income taxes associated with income from the Hilcorp Properties using an effective rate of 39.7% for the period January 1, 2006 to September 30, 2006.

PRO FORMA SUPPLEMENTAL OIL AND NATURAL GAS DISCLOSURES

The following table sets forth certain unaudited pro forma information concerning our proved oil and natural gas reserves at December 31, 2006 giving effect to our acquisition of Goldking and Goldking’s acquisition of the Hilcorp Properties as if they occurred as of the beginning of each period presented. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. See “Risk Factors—Risks Related to Our Business—Reserve estimates depend on many assumption that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates of underlying assumptions could materially affect the quantity and present values of our reserves.”

All of the reserves are located in the United States.

Proved and Undeveloped Reserves

	Oil Reserves
	Dune	Goldking	Pro Forma
	(Mbbl)
Balance, December 31, 2005	578	5,491	6,069
Production	(35)	(532)	(567)
Purchases of reserves in-place	86	3,050	3,136
Extensions, discoveries and improved recovery	2	377	379
Transfers/sales of reserves in place	—	(73)	(73)
Revisions of previous estimates	(191)	31	(160)

Balance, December 31, 2006	440	8,344	8,784

Proved developed reserves at end of year	174	5,268	5,442

	Natural Gas Reserves
	Dune	Goldking	Pro Forma
	(MMcf)
Balance, December 31, 2005	26,047	33,977	60,024
Production	(880)	(3,008)	(3,888)
Purchases of reserves in-place	13,166	34,474	47,640
Extensions, discoveries and improved recovery	56	969	1,025
Transfers/sales of reserves in place	—	(1,503)	(1,503)
Revisions of previous estimates	(11,625)	(2,531)	(14,156)

Balance, December 31, 2006	26,764	62,378	89,142

Proved developed reserves at end of year	12,696	45,711	58,407

Standardize Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows from the estimated proved natural gas reserves is provided for the financial statement user as a common base for comparing oil and natural gas reserves of enterprises in the industry and may not represent the fair market value of the oil and natural gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and natural gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and natural gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and natural gas reserves as December 31, 2006. The standardized measure of future net cash flows as of December 31, 2006 is calculated using the price received by the seller as of the end of the year. The average prices used for our Company and Goldking were $61.05 and $61.06 per barrel of oil, respectively, and $5.64 and $5.62 per mcf of natural gas, respectively.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and natural gas properties.

	Year Ended December 31, 2006
	Dune	Goldking	Pro Forma
	(dollars in thousands)
Future cash inflows	$174,385	$906,295	$1,080,680
Future production costs	(59,908)	(253,789)	(313,697)
Future development costs	(42,705)	(85,899)	(128,605)
Future income tax	(2,961)	(149,318)	(152,279)

Future net cash flows	68,811	417,289	486,100
Effect of discounting future annual net cash flows at 10%	(35,175)	(150,035)	(185,210)

Discounted future net cash flow	$33,636	$267,254	$300,890

The principal changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	Year Ended December 31, 2006
	Dune	Goldking	Pro Forma
	(dollars in thousands)
Beginning of the year	$95,476	$243,319	$338,795
Sales, net of production costs	(5,569)	(30,222)	(35,791)
Net change in prices and production costs	(38,710)	(76,561)	(115,271)
Sale of reserves	(18,962)	—	(18,962)
Extensions, discoveries and improved recovery	347	13,776	14,123
Development costs incurred during the period	—	7,376	7,376
Change in future development costs	5,708	—	5,708
Purchases of reserves in place	22,404	119,257	141,661
Net change in timing of estimated future production and other	(28,668)	(50,375)	(79,043)
Change in income tax	17,076	9,859	26,935
Accretion of discount	9,681	39,517	49,198
Revision of quantity estimates	(25,147)	(8,692)	(33,839)

End of year	$33,636	$267,254	$300,890

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

OF DUNE ENERGY, INC.

In the following table, we provide you with our selected historical consolidated financial and operating data as of and for the periods indicated. The statement of operations data, operating expenses, other income (expense) and other financial and production data for the years ended December 31, 2005 and 2006 and the selected balance sheet data as of December 31, 2005 and 2006 presented below are from our audited consolidated financial statements incorporated by reference elsewhere in this prospectus. The consolidated financial statements for the year ended December 31, 2006 were restated to record additional proved properties impairment expense. The statement of operations data, operating expenses, other income (expense) and other financial and production data for the six months ended June 30, 2007 and the selected balance sheet data as of June 30, 2007 presented below are from our unaudited consolidated financial statements incorporated by reference elsewhere in this prospectus. The information for the six months ended June 30, 2007 includes all activity for Goldking from May 15, 2007 (date of acquisition). The statement of operations data, operating expenses, other income (expense) and other financial and production data for the years ended December 31, 2004, 2003 and 2002 and the selected balance sheet data as of December 31, 2002, 2003 and 2004 presented below are from our audited consolidated financial statements, which are not included in this prospectus.

When you read this selected historical financial data, it is important that you also read along with it our historical consolidated financial statements and the notes to our consolidated financial statements incorporated by reference elsewhere in this prospectus.

	Fiscal Year Ended December 31,					Six Months Ended June 30, 2007
	2002	2003	2004	2005	(Restated) 2006
	(dollars in thousands)
Statement of Operations Data:
Revenues	$—	$—	$1,022	$3,724	$7,580	$17,007

Operating expenses:
General and administrative expense	—	328	1,935	2,551	4,823	9,559
Direct operating expenses	—	—	103	719	2,011	8,085
Accretion expense	—	—	—	2	25	267
Depletion, depreciation and amortization	—	—	64	923	4,402	8,147
Bad debt expense	—	—	—	—	—	397
Loss on impairment of long-lived assets	—	—	—	—	—	3,192
Proved property impairment expense	—	—	—	—	42,913	—

Total operating expense	—	328	2,102	4,195	54,174	29,647

Operating loss	—	(328)	(1,080)	(471)	(46,594)	(12,640)

Other income (expense):
Interest income	—	—	45	49	217	528
Minority interest	—	—	(38)	(53)	—	—
Interest expense	(41)	(84)	(120)	(775)	(4,582)	(10,954)
Amortization of deferred financing costs	—	—	—	(144)	(2,148)	(5,576)
Loss on derivative liabilities	—	—	—	(191)	(34)	(2,100)
Other income (expense)	—	(18)	78	—	(494)	—

Net loss	$(41)	$(431)	$(1,115)	$(1,585)	$(53,636)	$(30,742)

Other Financial and Production Data:
Production volumes:
Oil (Mbbl)	—	—	—	12	35	107
Natural gas (MMcf)	—	—	163	364	880	1,506

Natural gas equivalent (MMcfe)	—	—	163	438	1,089	2,150
Capital expenditures	$—	$615	$5,801	$43,003	$37,328	$38,303

	At December 31,					June 30, 2007
	2002	2003	2004	2005	(Restated) 2006
	(dollars in thousands)
Balance Sheet Data (at period end):
Cash and cash equivalents	$—	$228	$3,747	$3,754	$3,575	$83,581
Net oil and natural gas properties	—	914	6,880	50,784	41,074	421,581
Total assets	—	1,365	11,163	58,832	50,859	559,946
Total debt	—	1,527	445	39,098	60,025	300,329
Convertible preferred stock	—	—	—	—	—	216,000
Total stockholders’ equity (deficit)	(783)	(449)	10,443	14,885	(15,250)	(12,520)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF

GOLDKING ENERGY CORPORATION

In the following table, we provide you with selected historical consolidated financial and operating data for Goldking as of and for the periods indicated. Goldking’s statement of operations data, operating expenses, other income (expense) and other financial and production data for the years ended December 31, 2005 and 2006 and for the period from July 27, 2004 (inception) to December 31, 2004 and the selected balance sheet data as of December 31, 2005 and 2006 discussed below are from Goldking’s audited consolidated financial statements filed as an exhibit to our Current Report on Form 8-K/A dated and filed with the SEC on July 26, 2007 and incorporated by reference elsewhere in this prospectus. The statement of operations data, operating expenses, other income (expense) and other financial and production data for the three months ended March 31, 2007 and the selected balance sheet data as of March 31, 2007 presented below are from Goldking’s unaudited consolidated financial statements filed as an exhibit to our Current Report on Form 8-K/A dated and filed with the SEC on July 26, 2007 and incorporated by reference elsewhere in this prospectus. The selected balance sheet data as of December 31, 2004, presented below are from Goldking’s consolidated financial statements, which are not included in this prospectus.

When you read this selected historical financial data, it is important that you also read along with it Goldking’s historical consolidated financial statements and the notes to its consolidated financial statements incorporated by reference elsewhere in this prospectus.

	For the Period from July 27 to December 31, 2004	Fiscal Years Ended December 31,		Three Months Ended March 31, 2007
		2005	2006
	(dollars in thousands)

Statement of Operations Data:
Oil and gas revenues	$1,045	$10,553	$55,795	$17,851
Price risk management activities	(7)	(959)	324	(1,472)
Gain on sale of oil and gas properties	—	51	3,305	—
Interest and other income	22	96	481	101

Revenues	1,060	9,741	59,905	16,480

Costs and Expenses:
Oil and natural gas operating expenses	560	4,390	20,135	9,269
Production and ad valorem taxes	71	870	5,437	1,430
Depletion, depreciation and amortization	241	2,659	14,958	5,830
Oil and natural gas exploration expenses	100	3	4,294	825
Asset retirement accretion expense	—	68	445	122
General and administrative expense	656	2,505	9,304	3,147

Total operating expenses	1,628	10,495	54,573	20,623
Income (loss) from operations	(568)	(754)	5,332	(4,143)
Interest expense	(6)	(781)	(7,723)	(3,794)

Income (loss) before income taxes	(574)	(1,535)	(2,391)	(7,937)
Income tax (expense) benefit	57	575	1,016	—

Net income (loss)	$(517)	$(960)	$(1,375)	$(7,937)

Other Financial and Production Data:
Production volumes:
Oil (Mbbl)	12	82	532	167
Natural gas (MMcf)	73	607	3,008	982

Natural gas equivalent (MMcfe)	146	1,097	6,202	1,985
Capital expenditures	$7,322	$92,107	$137,834	$12,773

	At December 31,			March 31, 2007
	2004	2005	2006
	(dollars in thousands)
Balance Sheet Data (at period end):
Cash and cash equivalents	$6,881	$10,420	$8,767	$5,957
Oil and gas properties, net	8,234	105,958	225,539	232,350
Total assets	17,232	132,644	270,941	264,798
Total debt	—	60,587	179,094	177,722
Total stockholder’s equity	13,886	51,644	60,503	45,004

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We issued the old notes in a private placement on May 15, 2007. The old notes were, and the exchange notes will be, issued under the Indenture, dated May 15, 2007, between us and The Bank of New York, as trustee. In connection with the private placement, we entered into a registration rights agreement, which requires that we file this registration statement under the Securities Act with respect to the exchange notes to be issued in the Exchange Offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, except as set forth below, you may reoffer and resell them without registration under the Securities Act. After we complete the Exchange Offer, our obligation to register the exchange of exchange notes for old notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 21, 2007, which report is incorporated by reference elsewhere in this prospectus. See “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that you may reoffer, resell or otherwise transfer the exchange notes issued to you in the Exchange Offer without compliance with the registration and prospectus delivery requirements of the Securities Act. This interpretation, however, is based on your representation to us that:

•	the exchange notes to be issued to you in the Exchange Offer are acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes to be issued to you in the Exchange Offer; and

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes to be issued to you in the Exchange Offer.

If you tender old notes in the Exchange Offer for the purpose of participating in a distribution of the exchange notes to be issued to you in the Exchange Offer, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in order to reoffer, resell or otherwise transfer your exchange notes.

Each broker-dealer that receives exchange notes in the Exchange Offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange notes. See “Plan of Distribution.”

If you will not receive freely tradable exchange notes in the Exchange Offer or are not eligible to participate in the Exchange Offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your old notes registered on a “shelf” registration statement pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “—Procedures for Tendering” below.

Consequences of Failure to Exchange

If you do not participate or properly tender your old notes in this Exchange Offer:

•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•

you will not be able to require us to register your old notes under the Securities Act unless, as set forth above, you do not receive freely tradable exchange notes in the Exchange Offer or are not eligible to participate in the Exchange Offer, and we are obligated to file a shelf registration statement;

•

you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the Exchange Offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. We will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the old notes accepted in the Exchange Offer. You may tender some or all of your old notes pursuant to the Exchange Offer; however, old notes may be tendered only in integral multiples of $1,000 in principal amount.

The forms and terms of the exchange notes are substantially the same as the forms and terms of the old notes, except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will be issued pursuant to, and entitled to the benefits of, the indenture that governs the old notes. The exchange notes, any remaining old notes and any additional notes issued under the indenture will be deemed one class of notes under the indenture.

As of the date of this prospectus, $300 million in aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters’ rights in connection with the Exchange Offer under Delaware law or the Indenture. The Exchange Offer is not conditioned upon any minimum principal amount of old notes being tendered.

We will be deemed to have accepted validly tendered old notes if and when we have given oral or written notice of our acceptance to The Bank of New York, the exchange agent for the Exchange Offer. The exchange agent will act as our agent for the purpose of receiving from us the exchange notes for the tendering noteholders. If we do not accept any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus, or otherwise, we will return certificates for any unaccepted old notes, without expense, to the tendering noteholder as promptly as practicable after the expiration of the Exchange Offer.

You will not be required to pay brokerage commissions or fees or, except as set forth below under “—Transfer Taxes,” transfer taxes with respect to the exchange of your old notes in the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “—Fees and Expenses” below.

Expiration Date; Extension; Amendment

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2007, unless we determine, in our sole discretion, to extend the Exchange Offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the Exchange Offer, however, although we reserve the right to do so. If we extend the Exchange Offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the Exchange Offer.

We also reserve the right, in our sole discretion,

•	to accept tendered notes upon the expiration of the Exchange Offer, and extend the Exchange Offer with respect to untendered notes;

•

to delay accepting any old notes or, if any of the conditions set forth below under “—Conditions” have not been satisfied or waived, to terminate the Exchange Offer by giving oral or written notice of such delay or termination to the exchange agent; or

•	to amend the terms of the Exchange Offer in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the Exchange Offer.

Procedures for Tendering

Only a holder of old notes may tender the old notes in the Exchange Offer. Except as set forth under “—Book-Entry Transfer,” to tender in the Exchange Offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to The Bank of New York, as the exchange agent, prior to the expiration of the Exchange Offer. By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “—Resale of the Exchange Notes.”

In addition:

•	the certificates representing your old notes must be received by the exchange agent prior to the expiration of the Exchange Offer;

•

a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfers described below under “—Book-Entry Transfer” must be received by the exchange agent prior to the expiration of the Exchange Offer; or

•	you must comply with the guaranteed delivery procedures described below.

If you hold old notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder of your old notes promptly and instruct the registered holder to tender on your behalf.

If you tender an old note and you do not properly withdraw the tender prior to the expiration of the Exchange Offer, you will have made an agreement with us to participate in the Exchange Offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

•

old notes tendered in the Exchange Offer are tendered either by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal or for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

You should note that:

•

All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•

We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•

We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular old notes either before or after the expiration of the Exchange Offer, including the right to waive the ineligibility of any holder who seeks to tender old notes in the Exchange Offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•

Our interpretation of the terms and conditions of the Exchange Offer as to any particular old notes either before or after the expiration of the Exchange Offer shall be final and binding on all parties.

•

Neither us, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

The exchange agent will return your old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the Exchange Offer.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the Exchange Offer;

•	terminate the Exchange Offer; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the Exchange Offer.

In all cases, the issuance of exchange notes for old notes that are accepted for exchange in the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the Exchange Offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to us.

Book-Entry Transfer

The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or a copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration of the Exchange Offer or you must comply with the guaranteed delivery procedures described below.

The Depository Trust Company’s Automated Tender Offer Program, or ATOP, is the only method of processing Exchange Offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal.

If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange for exchange notes, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration of the Exchange Offer a computer-generated message transmitted by means of ATOP and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•

a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described above must be received by the exchange agent prior to the expiration of the Exchange Offer; or

•	you must comply with the guaranteed delivery procedures described below.

Certificated Old Notes

Only registered holders of certificated old notes may tender those notes in the Exchange Offer. If your old notes are certificated notes and you wish to tender those notes in the Exchange Offer, you must transmit to the exchange agent on or prior to the expiration of the Exchange Offer a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “—Exchange Agent.” In addition, in order to validly tender your certificated old notes:

•	the certificates representing your old notes must be received by the exchange agent prior to the expiration of the Exchange Offer; or

•	you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•	you tender through an eligible financial institution;

•

on or prior to 5:00 p.m., New York City time, on the expiration date for the Exchange Offer, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•

the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering; and

•

a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

•	the certificates for all certificated old notes being tendered, in proper form, for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date for the Exchange Offer.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission of or, for DTC participants, an electronic ATOP transmission of, the notice of withdrawal at its address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date for the Exchange Offer.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of the old notes to be withdrawn;

•

be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date for the Exchange Offer.

Conditions

Notwithstanding any other provision of the Exchange Offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of any old notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the Commission.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date for the Exchange Offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any tendered old notes if, at the time the notes are tendered, any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

The Exchange Offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed The Bank of New York as exchange agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By registered or certified mail, by hand or by overnight courier:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—Floor 7 East

New York, New York 10286

Attention: Carolle Montreuil

By facsimile: 212-298-1915

By telephone: 212-815-6331

The exchange agent also acts as trustee under the indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the Exchange Offer, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes unless you instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder of old notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. Emerging Issues Task Force Issue Number 96-19, Debtor’s Accounting for a Modification or Exchange of

Debt Instruments, does not require a calculation of gain or loss since the terms of the new notes are not substantially different from the terms of the old notes. We will expense the costs related to the Exchange Offer in the period in which they are incurred.

DESCRIPTION OF SENIOR INDEBTEDNESS

May 2007 Credit Facility

On May 15, 2007 we entered into a credit agreement among us, our subsidiaries named therein as borrowers, our subsidiaries named therein as guarantors, those certain lenders named therein and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Credit Agreement”) with respect to our senior secured revolving credit facility (the “May 2007 Credit Facility”). Our May 20007 Credit Facility permits us to borrow up to $20.0 million and use up to $20.0 million to collateralize hedging obligations, which amount of borrowings is based on a percentage of our proved reserves. Interest accrues on amounts outstanding under our May 2007 Credit Facility at floating rates equal to either the prime rate of interest in effect from time to time (plus a certain percentage in certain circumstances) or LIBOR plus a certain percentage based on the amount of availability under our May 2007 Credit Facility. Our May 2007 Credit Facility requires us to pay certain customary fees, including servicing fees, unused facility fees and pre-payment fees. Our revolving credit facility matures on May 19, 2010.

All obligations under our May 2007 Credit Facility are secured by a first priority security interest in all of our assets subject to certain exemptions. In addition, our subsidiaries have provided secured guarantees in connection with the May 2007 Credit Facility. Our May 2007 Credit Facility contains customary covenants that restrict our ability to, among other things:

•	declare and pay dividends;

•	prepay, redeem or purchase debt;

•	incur liens;

•	make loans and investments;

•	make capital expenditures;

•	incur additional indebtedness;

•	engage in mergers, acquisitions and asset sales;

•	enter into transactions with affiliates; and

•	engage in businesses that are not related to our business.

Our May 2007 Credit Facility also includes financial covenants that, among other things, require us to maintain minimum availability under the revolving credit facility and maintain a minimum adjusted EBITDA.

Our May 2007 Credit Facility contains customary events of default, including, but not limited to:

•	non-payment of principal, interest or fees;

•	violations of certain covenants;

•	certain bankruptcy-related events;

•	inaccuracy of representations and warranties in any material respect; and

•	cross defaults with certain other indebtedness and agreements.

Our May 2007 Credit Facility allows all lenders in the facility (or their affiliates) to provide hedges to us and to share pro rata in all collateral and guaranties given under the May 2007 Credit Facility. These are the only

“Credit Support Documents” for the hedges, and no hedge provider will be entitled to demand separate collateral or guaranties. The hedge agreements may contain cross-defaults to “Events of Default” under the May 2007 Credit Facility (and vice versa), but all decisions on waiving events of default or amending the May 2007 Credit Facility will be made by the lenders, and the hedge providers will be bound by lender decision without any direct or indirect veto right.

Intercreditor Agreement

Concurrently with our entry into the Credit Agreement and our sale of the old notes, on May 15, 2007 we entered into an intercreditor agreement with Wells Fargo Foothill, Inc., as the administrative agent under the Credit Agreement, and The Bank of New York Trust Company, NA, as collateral agent under the Security Agreement (the “Intercreditor Agreement”), subordinating the collateral securing the notes to the lien granted to Wells Fargo under the Credit Agreement.

A summary of certain provisions of the Intercreditor Agreement, which is incorporated by reference elsewhere in this prospectus, is set forth below and under “Description of Exchange Notes—Collateral—Intercreditor Agreement.” You can find definitions of certain capitalized terms used in the following summary under the “Description of Exchange Notes—Definitions.”

The Intercreditor Agreement provides that, so long as our obligations owing under the Credit Agreement and certain other Indebtedness permitted under the Indenture and secured by a Lien on the Collateral (collectively known as First Priority Claims) have not been paid in full in cash, (a) any Lien then or thereafter held by or for the benefit of any First Priority Secured Party (a “First Priority Lien”) will be senior in right, priority, operation, effect and all other respects to any and all liens securing the Notes and the Guarantees, or Second Priority Liens, and (b) any Second Priority Lien then or thereafter held by or for the benefit of the note holders, the Trustee and the Collateral Agent with respect to the notes, or Second Priority Secured Parties, will be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and the First Priority Liens will be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes.

The Intercreditor Agreement also provides that (a) each Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, agrees that it will not, and will waive any right to, contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if the Company or any Guarantor creates any additional Liens upon any property to secure (i) any First Priority Claims, it must concurrently grant a Lien upon such property as security for the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) the Notes or Guarantee of such Guarantor, it must concurrently grant a Lien upon such property as security for the First Priority Claims.

The Intercreditor Agreement further provides that the First Priority Agent and the other holders of First Priority Claims will, at all times prior to the payment in full in cash of the First Priority Claims, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any insolvency or liquidation proceeding), in each case, without any consultation with or the consent of the Second Priority Agent or any other Second Priority Secured Party and no Second Priority Secured Party will have any such right.

In addition, the Intercreditor Agreement provides that any Collateral or proceeds thereof received by any Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) will be applied as follows:

first, to the payment of costs and expenses of the applicable Secured Party in connection with such enforcement or exercise;

second, after all such costs and expenses have been paid in full in cash, to the payment of the First Priority Claims; and

third, after all such costs and expenses and First Priority Claims have been paid in full in cash, to the payment of the Notes and Guarantees.

After all such costs and expenses and First Priority Claims have been paid in full in cash, any surplus Collateral or proceeds then remaining will be returned to the Company, the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

If, in any insolvency or liquidation proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the First Priority Claims and the Notes and Guarantees, then, to the extent the debt obligations distributed on account of the First Priority Claims and on account of the Notes and Guarantees, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Each of the First Priority Agent, on behalf of the First Priority Secured Parties and the Second Priority Agent on behalf of the Second Priority Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any insolvency or liquidation proceeding.

DESCRIPTION OF EXCHANGE NOTES

The old notes were issued, and the exchange notes will be issued, under an indenture, dated as of May 15, 2007 (the “Indenture”), among Dune Energy, Inc. The Bank of New York, as trustee (the “Trustee”), and the Guarantors. The terms of the old notes and the exchange notes (collectively, the “Notes”) include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “—Definitions.” We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. For purposes of this “Description of the Exchange Notes,” the term “Company” means Dune Energy, Inc. and its successors under the Indenture, excluding its subsidiaries.

The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest payment provisions relating to the old notes do not apply to the exchange notes. For purposes of this section, reference to “Dune,” “our company,” “we,” “our” and “us” refer only to Dune Energy, Inc. and not its subsidiaries.

The Trustee will initially act as paying agent and registrar for the exchange notes. You may present the old notes for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate office. No service charge will be made for any registration of transfer or exchange or redemption of the old notes, but we may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. We may change any paying agent and registrar without notice to Holders. We will pay principal (and premium, if any) on the exchange notes at the Trustee’s corporate office in New York, New York. At our option, we may pay interest on the exchange notes and Additional Interest, at the Trustee’s corporate trust office or by check mailed to the registered address of each Holder.

Under the registration rights entered into by us with respect to the old notes, we are subject to certain penalties if we fail to cause not later than 180 days after the Issue Date to have filed and declared effective a registration statement under the Securities Act for an exchange offer of the Notes or to have completed the Exchange Offer within 30 days after the effectiveness of the registration statement to which this prospectus is a part. Penalties are in the form of additional interest in an amount equal to a rate of 0.25% per annum of the principal amount of the Notes accruing for the first 90 days, which rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period until the effectiveness of the Exchange Offer; provided, however, that such accruing additional interest shall not exceed at any one time the aggregate of 1% per annum.

Brief Description of the Exchange Notes and the Guarantees

The Exchange Notes

The Exchange Notes will:

•	be senior secured obligations of the Company;

•	rank equally in right of payment with all other senior obligations of the Company and senior in right of payment to all Indebtedness that by its terms is subordinated to the Exchange Notes;

•	be secured by a Lien on substantially all of the assets of the Company, subject to certain exceptions and subject to Permitted Liens; and

•	be unconditionally guaranteed, jointly and severally, on a senior secured basis by all of the Company’s existing and future Domestic Restricted Subsidiaries, as set forth under “Guarantees” below.

The Guarantees

The Exchange Notes will be guaranteed by all of the Company’s existing and future direct and indirect Domestic Restricted Subsidiaries. Each Guarantee of a Guarantor will:

•	be a senior secured obligation of such Guarantor;

•

rank equally in right of payment with all other senior obligations of such Guarantor and senior in right of payment to all Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor; and

•	be secured by a Lien on substantially all of the assets of such Guarantor, subject to Permitted Liens.

Pursuant to the terms of the Intercreditor Agreement and the other Collateral Agreements, the Lien on the assets of the Company and the Guarantors that secures the Exchange Notes and the Guarantees will be contractually subordinated to the Liens thereon that secure First Priority Claims. Consequently, the Exchange Notes and the Guarantees will be effectively subordinated to the First Priority Claims to the extent of the value of such assets.

Principal, Maturity and Interest

The Company issued the Notes in fully registered form in denominations of $1,000 and integral multiples thereof. The Notes are unlimited in aggregate principal amount, of which $300.0 million in aggregate principal amount of the old notes were issued. The Company may issue additional Notes (“Additional Notes”) from time to time, subject to the limitations set forth under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The Notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Notes include any Additional Notes actually issued. Any Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global Note or Notes.

The Exchange Notes will mature on June 1, 2012.

Interest on the Notes is due and payable semiannually in cash on each of June 1 and December 1, commencing on December 1, 2007, to the Persons who are registered Holders at the close of business on each of May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the Notes accrues at the rate of 10  1/2 % per annum from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Guarantees

The full and prompt payment of the Company’s payment obligations under the Notes and the Indenture is guaranteed, jointly and severally, by all existing and future, direct and indirect, Domestic Restricted Subsidiaries. Each Guarantor fully and unconditionally guaranteed on a senior secured basis (each a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each Holder, the Trustee and the Collateral Agent, the full and prompt performance of the Company’s Obligations under the Indenture and the Notes, including the payment of principal of, and premium, if any, interest and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor ranks senior in right of payment to all existing and future subordinated

Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See “Certain Covenants—Mergers, Consolidation and Sale of Assets” and “—Limitation on Asset Sales.”

Notwithstanding the foregoing, a Guarantor will be released from its Guarantee and the Collateral Agreements without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under “Certain Covenants—Limitation on Asset Sales;”

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under “Certain Covenants—Limitation on Restricted Payments;”

(3) if the Company exercises its legal defeasance option or its covenant defeasance option as described below under the caption “Legal Defeasance and Covenant Defeasance;” or

(4) upon satisfaction and discharge of the Indenture or payment in full in cash of the principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on, the Notes and all other Obligations that are then due and payable under the Indenture Documents.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See “Modification of the Indenture.”

As of the date of this prospectus, all of the Company’s Subsidiaries are Restricted Subsidiaries. However, under certain circumstances described below under the subheading “Certain Covenants—Limitation on Restricted Payments” and the definition of the term “Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

Collateral

The Exchange Notes and the Guarantees are secured by a Lien on substantially all existing and future property and assets owned by the Company and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by the Company and the Guarantors, except as described below.

The Collateral does not include:

(i) the Voting Stock of any CFC Subsidiary in excess of 65% of the outstanding Voting Stock of such CFC Subsidiary owned directly or indirectly by the Company;

(ii) motor vehicles;

(iii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(iv) property and assets owned by the Company or any Guarantors that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(v) property and assets owned by the Company or any Guarantor in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law (but only for so long as the Company or the applicable Guarantor has not obtained such approval or consents);

(vi) deposits described in clause (3) or (10) of the definition of Permitted Liens; and

(vii) oil and gas properties of the Company and its Subsidiaries to which no proved reserves of oil and gas are attributed, except to the extent that Liens on such oil and gas properties are at any time granted to secure the Obligations under the Credit Agreement, in which event Liens on such oil and gas properties must also be granted to secure the Notes or Guarantees, as appropriate;

(the excluded assets set forth in clauses (i)—(vii) are collectively referred to in this offering circular as the “Excluded Collateral”).

Intercreditor Agreement

The Collateral securing the Notes is subject to, and made subordinate to, the lien granted to Wells Fargo under the Credit Agreement, as evidenced by the Intercreditor Agreement. A summary of certain provisions of the Intercreditor Agreement, which is incorporated by reference elsewhere in this prospectus, is set forth below and under “Description of Senior Indebtedness—Intercreditor Agreement.”

First Priority Claims; Notes Effectively Subordinated to First Priority Claims.    The Obligations under the Credit Agreement are, and certain other Indebtedness permitted under the Indenture may, be secured by a Lien on the Collateral (other than certain other excluded assets), which Lien is contractually senior to the Lien thereon that secures the Notes and the Guarantees pursuant to the Intercreditor Agreement. Such Obligations are referred to in this discussion of the Intercreditor Agreement as First Priority Claims. More specifically, First Priority Claims include the Obligations under the Credit Agreement, as well as certain Hedging Obligations and First Priority Cash Management Obligations. By their acceptance of the Notes, the Holders are to have authorized the Collateral Agent to enter into the Intercreditor Agreement with the First Priority Agent. As a result, the Notes are effectively subordinated to the First Priority Claims to the extent of the value of the Collateral.

Relative Priorities.    The Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Lien securing the Notes or Guarantees (a “Second Priority Lien”) or any Lien securing the First Priority Claims (a “First Priority Lien”), and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or the provisions of any Indenture Document or any agreement, instrument or other document evidencing or governing any First Priority Claims (collectively, the “First Priority Debt Documents” and, together with the Indenture Documents, the “Debt Documents”) or any other circumstance whatsoever, each Agent (i.e., the First Priority Agent and the Collateral Agent), for itself and on behalf of the Secured Parties (i.e., the holders of the First Priority Claims and the First Priority Agent (collectively, the “First Priority Secured Parties”) and the Holders, the Trustee and the Collateral Agent (collectively, the “Second Priority Secured Parties”)) on whose behalf it acts in such capacity therefor, agrees that, so long as the First Priority Claims have not been paid in full in cash, (a) any First Priority Lien then or thereafter held by or for the benefit of any First Priority Secured Party will be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Lien then or thereafter held by or for the benefit of any Second Priority Secured Party will be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and the First Priority Liens will be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company, any Guarantor or any other Person.

Prohibition on Contesting Liens; Additional Collateral.    The Intercreditor Agreement also provides that (a) each Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, agrees that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if the Company or any Guarantor creates any additional Liens upon any property to secure (i) any First Priority Claims, it must concurrently grant a Lien upon such property as security for the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) the Notes or Guarantee of such Guarantor, it must concurrently grant a Lien upon such property as security for the First Priority Claims.

Exercise of Rights and Remedies; Standstill.    In addition, the Intercreditor Agreement provides that the First Priority Agent and the other holders of First Priority Claims will, at all times prior to the payment in full in cash of the First Priority Claims, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any insolvency or liquidation proceeding), in each case, without any consultation with or the consent of the Second Priority Agent or any other Second Priority Secured Party and no Second Priority Secured Party will have any such right; provided, however, that (i) the Second Priority Secured Parties will be entitled to take certain actions to preserve and protect their claims with respect to the Collateral and actions to which unsecured creditors are entitled to take (which in any event cannot be in contravention to the limitations imposed on the Second Priority Secured Parties in the Intercreditor Agreement), in each case, to the extent set forth in the Intercreditor Agreement and (ii) after a period of 90 days has elapsed (which period will be tolled during any period in which the First Priority Agent will not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any insolvency or liquidation proceeding) since the date on which the Second Priority Agent has delivered to the First Priority Agent written notice of the acceleration of the Notes (the “Standstill Period”) the Second Priority Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral subject to the following proviso; provided further, however, that notwithstanding the expiration of the Standstill Period or anything in the Intercreditor Agreement to the contrary, in no event may the Second Priority Agent or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Priority Agent or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Priority Agent by the First Priority Agent).

Automatic Release of Second Priority Liens.    The Intercreditor Agreement also provides that if, in connection with (i) any disposition of any Collateral permitted under the terms of the First Priority Debt Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, the First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Priority Claims (in each case, a “Release”), other than any such Release granted following the payment in full in cash of the First Priority Claims, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Notes, will be automatically, unconditionally and simultaneously released, and the Second Priority Agent will, for itself and on behalf of the other Second Priority Secured Parties, promptly execute and deliver to the First Priority Agent, the Company or such Guarantor, as the case may be, such termination statements, releases and other documents as the First Priority Agent, the Company or such Guarantor, as the case may be, may reasonably request to effectively confirm such Release; provided that, in the case of a disposition of Collateral (other than any such disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral) or a Release of a Guarantor from its Guarantee (other than any such Release in connection with the enforcement or exercise of any rights or remedies with respect to all of the Capital Stock of such Guarantor or all or substantially all of its assets), the Second Priority Liens may not be so released if such disposition or such Release of such Guarantor from its Guarantee is not permitted under the terms of the Indenture Documents.

Waterfall.    The Intercreditor Agreement also provides that any Collateral or proceeds thereof received by any Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) will be applied as follows:

first, to the payment of costs and expenses of the applicable Secured Party in connection with such enforcement or exercise;

second, after all such costs and expenses have been paid in full in cash, to the payment of the First Priority Claims; and

third, after all such costs and expenses and First Priority Claims have been paid in full in cash, to the payment of the Notes and Guarantees.

After all such costs and expenses and First Priority Claims have been paid in full in cash, any surplus Collateral or proceeds then remaining will be returned to the Company, the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Turnover.    The Intercreditor Agreement also provides that so long as the First Priority Claims have not been paid in full in cash, any Collateral or any proceeds thereof received by the Second Priority Agent or any other Second Priority Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), will be segregated and held in trust and forthwith transferred or paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Insolvency or Liquidation Proceedings.    The Intercreditor Agreement also provides that:

Finance and Sale Matters. (a) Until the First Priority Claims have been paid in full, the Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that, in the event of any insolvency or liquidation proceeding, the Second Priority Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the First Priority Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Priority Agent will, for itself and on behalf of the other Second Priority Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of the Intercreditor Agreement;

(iii) except to the extent permitted by paragraph (b) below, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(iv) will not oppose or object to any disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, if the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall consent to such disposition.

(b) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that no Second Priority Secured Party may contest, or support any other Person in contesting, (i) any request by the First Priority Agent or any other First Priority Secured Party for adequate protection in respect of any First Priority Claims or (ii) any objection, based on a claim of a lack of adequate protection with respect of any First Priority Claims, by the First Priority Agent or any other First Priority Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Priority Agent may, for itself and on behalf of the other Second Priority Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under the Intercreditor Agreement or (B) any Second Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Priority Agent will, for itself and on behalf of the other First Priority Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Priority Claims.

(c) Notwithstanding the foregoing, the applicable provisions of paragraphs (a) and (b) above will only be binding on the Second Priority Secured Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the First Priority Claims, does not exceed the sum of (x) the principal amount of Indebtedness permitted to be incurred under clauses (2) and (15) of the definition of the term “Permitted Indebtedness” and (y) $5,000,000.

(d) Notwithstanding anything to the contrary in the Intercreditor Agreement, the holders of the Indenture Documents retain their rights under the Bankruptcy Code to make post-petition financing proposals and such proposals shall not be deemed to be an objection to any other DIP Financing proposals so long as (x) any court order approving such post-petition financing requires that all First Priority Claims be paid in full in cash as a condition to such post-petition financing, and (y) all First Priority Claims are paid in full in cash on the date of such post-petition financing, which date shall be no later than 10 business days after the date on which such post-petition financing is approved by the court in which such insolvency or liquidation proceeding is pending.

Relief from the Automatic Stay.    The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that, so long as the First Priority Claims have not been paid in full, no Second Priority Secured Party may, without the prior written consent of the First Priority Agent, seek or request relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

Reorganization Securities.    If, in any insolvency or liquidation proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the First Priority Claims and the Notes and Guarantees, then, to the extent the debt obligations distributed on account of the First Priority Claims and on account of the Notes and Guarantees, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Post-Petition Interest.    The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that no Second Priority Secured Party may oppose or seek to challenge any claim by the First Priority Agent or any other First Priority Secured Party for allowance in any insolvency or liquidation proceeding of First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value will be determined without regard to the existence of the Second Priority Liens on the Collateral). The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, agrees that the Second Priority Agent or any other Second Priority Secured Party may make a claim for allowance in any insolvency or liquidation proceeding of Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens; provided, however, that (i) if the First Priority Secured Parties shall have made any such claim, such claim (A) shall have also have been approved or (B) will be approved contemporaneous with the approval of any such claim by any Second Priority Secured Party and (ii) each First Priority Secured Party may oppose or seek to challenge any such claim.

Certain Waivers by the Second Priority Secured Parties.    The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, waives any claim any Second Priority Secured Party may have against any First Priority Secured Party arising out of (a) the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any insolvency or liquidation proceeding.

Certain Voting Matters.    Each of the First Priority Agent, on behalf of the First Priority Secured Parties and the Second Priority Agent on behalf of the Second Priority Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any insolvency or liquidation proceeding. Except as provided in this paragraph, nothing in the Intercreditor Agreement will be intended, or may be construed, to limit the ability of the Second Priority Agent or the Second Priority Secured Parties to vote on any plan of reorganization that maintains the lien subordination provisions of the Intercreditor Agreement or of either the First Priority Secured Parties or Second Priority Secured Parties, to contest any plan of reorganization that does not maintain the lien subordination provisions of the Intercreditor Agreement.

Postponement of Subrogation.    The Intercreditor Agreement also provides that the Second Priority Agent agrees that no payment or distribution to any First Priority Secured Party pursuant to the provisions of the Intercreditor Agreement will entitle any Second Priority Secured Party to exercise any rights of subrogation in respect thereof until the First Priority Claims shall have been paid in full in cash.

Purchase Option. The Intercreditor Agreement also provides that notwithstanding anything in the Intercreditor Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the First Priority Debt Agreement, the Second Priority Secured Parties may, at their sole expense and effort, upon notice to the Company and the First Priority Agent, require the First Priority Secured Parties to transfer and assign to the Second Priority Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Priority Claims; provided that (x) such assignment may not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) the Second Priority Secured Parties shall have paid to the First Priority Agent, for the account of the First Priority Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any fees that become due as a result of the prepayment the loans and other advances under, or early termination of, the First Priority Debt Agreement (such fees, the “Termination Fees”)) plus all the other First Priority Claims then outstanding (which will include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Priority Debt Agreement, an amount in cash equal to 105% thereof, and (ii) each interest rate hedging, cap, collar, swap or other similar agreements that evidence any First Priority Hedging Obligations, 100% of the aggregate amount of such First Priority Claims, after giving effect to any netting arrangements, that the Company or the applicable Guarantor as the case may be, would be required to pay if such interest rate hedging, cap, collar, swap or other similar agreements were terminated at such time). In order to effectuate the foregoing, the First Priority Agent will calculate, upon the written request of the Second Priority Agent from time to time, the amount in cash that would be necessary so to purchase the First Priority Claims. If the right set forth in this paragraph is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten business days of the request set forth in the first sentence of this paragraph. If the Second Priority Secured Parties exercise the right set forth in this paragraph, it will be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and the Second Priority Agent. Notwithstanding anything to the contrary in the Intercreditor Agreement, if at any time following the consummation of such transfer and assignment, the Second Priority Secured Parties recover any Termination Fees prior to the first anniversary of the date that such transfer and assignment is consummated they must pay such fees to First Priority Secured Parties, but only after principal due in respect to the Notes, together with interest and fees due thereon, have been paid in full and prior to the payment of any fees that become due as a result of the prepayment of the Notes.

Security Documents

The Company, the Guarantors and the Collateral Agent have entered into one or more Collateral Agreements granting, in favor of the Collateral Agent for the benefit of the Second Priority Secured Parties, Liens on the Collateral securing the Notes and Guarantees. Whether prior to or after the First Priority Claims have been paid in full, the Company will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) to enable the Company to consummate asset dispositions permitted or not prohibited under the covenant described below under “Certain Covenants—Limitation on Asset Sales;”

(2) if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(3) as described under “Modification of the Indenture” below; or

(4) if required in accordance with the terms of the Intercreditor Agreement.

The Liens on all Collateral that secures the Notes and the Guarantees also will be released:

(1) if the Company exercises its legal defeasance option or covenant defeasance option as described below under “Legal Defeasance and Covenant Defeasance”;

(2) upon satisfaction and discharge of the Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable; or

(3) as described under “Modification of the Indenture” below.

Certain Bankruptcy and Other Limitations

The ability of the Holders of the Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See the section entitled “Risk Factors—Risks Related to the Notes—In the event of bankruptcy, the ability of the exchange noteholders to realize upon the Collateral will be subject to certain bankruptcy law limitation.” The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Additionally, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property (if any) because a secured creditor that holds a Lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

The Company is permitted to form new Restricted Subsidiaries and to transfer all or a portion of the Collateral to one or more of its Restricted Subsidiaries that are Domestic Restricted Subsidiaries; provided, that each such new Domestic Restricted Subsidiary will be required to execute a Guarantee in respect of the Company’s obligations under the Notes and the Indenture and a supplement to the Security Agreement granting to the Collateral Agent a Lien on the assets of such Domestic Restricted Subsidiary on the same basis and subject to the same limitations as described in this section.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements (including, without limitation, the Intercreditor Agreement), each of the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the equity interests of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice and demand from the Collateral Agent, (a) all rights of the Company or such Guarantor, as the case may be, to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Company or such Guarantor, as the case may be, to receive cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. Subject to the Intercreditor Agreement, all funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

No fair market value appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with the issuance of the old notes or this Exchange Offer. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all Obligations owed to the holders of First Priority Claims or after the satisfaction of all other Obligations in which any Collateral secures such other Obligations owing to the holders of other Liens which have priority over the Lien securing the Notes would be sufficient to satisfy the obligations owed to the Holders of the Notes.

Subject to the restrictions on incurring Indebtedness in the Indenture, the Company and its Restricted Subsidiaries also have the right to grant Liens securing Capital Lease Obligations and Purchase Money Obligations constituting Permitted Indebtedness and to acquire any such assets subject to such Liens. To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of the Company as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Exchange Notes—There may not be sufficient collateral to pay all or any of the exchange notes.”

Redemption

Optional Redemption on or after June 1, 2010. The Notes are not redeemable before June 1, 2010. Thereafter, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to (but not including) the redemption date, if redeemed during the twelve-month period beginning on June 1 of the years set forth below:

Year	Percentage
2010	105.250%
2011 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, prior to June 1, 2010, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under the Indenture at a redemption price of 110.500% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of redemption; provided that:

(1) at least 65% of the principal amount of Notes (which includes Additional Notes, if any) originally issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. An Exchange note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made).

The Company will pay the redemption price for any Note together with accrued and unpaid interest and Additional Interest, if any, thereon through the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions “Repurchase Upon Change of Control” and “Certain Covenants—Limitation on Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase upon Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by registered first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Consummation of any such Asset Sales in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Company’s assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Repurchase upon Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Repurchase upon Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than 2.5 to 1.0.

(b) The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Domestic Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Domestic Restricted Subsidiary under (i) in the case of the Company, the Notes and the Indenture or (ii) in the case of such Domestic Restricted Subsidiary, its Guarantee and the Indenture, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Domestic Restricted Subsidiary.

Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness;” or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the first fiscal quarter after the Issue Date and ending on the last day of the Company’s most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under “Redemption—Optional Redemption Upon Equity Offerings”); plus

(C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from holders of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under “Redemption—Optional Redemption Upon Equity Offerings”); plus

(D) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions otherwise included in Consolidated Net Income), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2) the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 60 days after such exchange, sale or receipt of such cash capital contribution;

(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of (a) net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 60 days after such sale or receipt of such cash capital contribution or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from holders of the Company’s Capital Stock within 60 days after such sale or receipt of such cash capital contribution;

(5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company, from employees, former employees, directors or former directors of the Company or its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors of the Company under which such shares were granted, issued or sold or such other repurchases or acquisitions as may be approved by the Board of Directors of the Company; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $500,000 plus up to $500,000 of any unutilized amounts from the preceding calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company (to the extent contributed to the Company) and its Restricted Subsidiaries subsequent to the Issue Date;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(7) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

(8) the application of the proceeds from the issuance of the Notes or the Preferred Stock on or about the Issue Date as described under the “Use of Proceeds” section of this offering circular; and

(9) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this “Limitation on Restricted Payments” covenant, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a) and (4)(ii) shall be included in such calculation.

On the last business day of each fiscal quarter the Company shall deliver to the Trustee an Officers’ Certificate stating that the Restricted Payments made by the Company during such fiscal quarter complied with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents or assets described in the following clause (3)(b) and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to repay Indebtedness under the Credit Agreement and permanently reduce the commitments thereunder;

(b) to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets) or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business; or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such compliance.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law, rule or regulation;

(b) the Indenture and the Collateral Agreements;

(c) customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date (including the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

(f) restrictions on the transfer of assets subject to any Lien permitted under the Indenture;

(g) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(h) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(i) restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of the Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

(j) restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitation on Incurrence of Additional Indebtedness” (including Permitted Indebtedness); provided that such restrictions, taken as a whole, are, in the good faith judgment of Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as reasonably determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal, premium, if any, or interest payments on the Notes or any Guarantor’s ability to honor its Guarantee in respect thereof; or

(k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e).

Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly- Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “—Limitation on Restricted Payments” covenant if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the “—Limitation on Asset Sales” covenant.

Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee and the Collateral Agent, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on, all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Indenture, the Collateral Agreements, the Notes and the Guarantees.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the “—Limitation on Asset Sales” covenant) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes (a) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, the Indenture and the Registration Rights Agreement (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) such entity shall have delivered to the Trustee and Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with the Indenture.

Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating or reorganizing such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

(A) clause (4) of the first paragraph of this covenant; and

(B) (x) in the case of a merger or consolidation involving the Company as described in clause (ii), clause (1)(b)(y) of the first paragraph of this covenant and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the immediately preceding paragraph.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(x) Affiliate Transactions permitted under paragraph (b) below, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by the Indenture and Permitted Investments of the type described in clauses (9) and (11) of the definition thereof;

(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction or creating a holding company of the Company;

(6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(7) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions; and

(8) the issuance of Qualified Capital Stock of the Company.

Additional Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) execute and deliver to the Trustee and the Collateral Agent amendments to the Collateral Agreements or additional Collateral Agreements and take such other actions as may be necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Collateral of such Domestic Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions or such other actions as may be required by the Collateral Agreements;

(3) take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected Lien in the assets other than Excluded Collateral of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, including the filing of Uniform

Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

(4) take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in the Indenture.

Impairment of Security Interest. Subject to the Intercreditor Agreement, neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or the Indenture. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Priority Claims, the Notes and the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

Real Estate Mortgages and Filings. With respect to any real property other than oil and gas properties and Excluded Collateral (individually and collectively, the “Premises”) owned by the Company or a Domestic Restricted Subsidiary on the Issue Date with a Fair Market Value of greater than $500,000 and with respect to any such property to be acquired by the Company or a Domestic Subsidiary after the Issue Date with a purchase price of greater than $500,000 (within 90 days of the acquisition thereof):

(1) the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens in form and substance reasonably satisfactory to the Collateral Agent together with such endorsements, coinsurance and reinsurance as may reasonably be required by the Collateral Agent;

(3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the endorsements reasonably required by the Collateral Agent; and

(4) the Company shall deliver to the Collateral Agent an opinion from local counsel in each state where a Premises is located in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as Collateral Agent may reasonably request, including without limitation, the enforceability of the relevant Mortgages.

Leasehold Mortgages and Filings; Landlord Waivers. The Company and each of its Domestic Restricted Subsidiaries shall deliver Mortgages with respect to the Company’s leasehold interests in the premises (the “Leased Premises”) occupied by the Company or such Domestic Restricted Subsidiary pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”).

Prior to Issue Date or the effective date of any Lease, as applicable, the Company and such Subsidiaries shall provide to the Trustee all of the items described in clauses (2), (3) and (4) of “Certain Covenants—Real Estate Mortgages and Filings” above and in addition shall use their respective reasonable commercial efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

Each of the Company and each of its Domestic Restricted Subsidiaries that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, substantially in the form of the exhibit form thereof to be attached to the Indenture, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, the Company or its Domestic Restricted Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Reports to Holders. The Indenture will provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the SEC’s rules and regulations, provided that any breach of this covenant shall be cured upon the furnishing of such late report within 20 days of the date on which such report was required to be furnished.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest and Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest and Additional Interest, if any, on, any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “—Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid and unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

(7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or the Indenture;

(8) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(9) the Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, and premium, if any, and accrued interest and Additional Interest, if any, on, all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid to each of the Trustee and the Collateral Agent its reasonable compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on, any Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture and the Collateral Agreements relating to the duties of the Trustee and the Collateral Agent, neither the Trustee nor the Collateral Agent is under no obligation to exercise any of its rights or powers under the Indenture or any Collateral Agreement to which it is a party at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity. Subject to the provisions of the Indenture and the Collateral Agreements and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent.

No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, or in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Under the Indenture, the Company will be required to provide an Officers’ Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers’ Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness” or “—Limitation on Liens” as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Satisfaction and Discharge

The Indenture (and all Liens on Collateral) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture and the Collateral Agreements by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with the covenant described under “Certain Covenants—Merger, Consolidation and Sale of Assets;”

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to conform the text of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements;

(7) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

(8) to allow any Subsidiary or any other Person to guarantee the Notes;

(9) to release a Guarantor as permitted by the Indenture and the relevant Guarantee; or

(10) to release Collateral as permitted under the terms of the Indenture or Collateral Agreements,

Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, no such amendment, modification or supplement may without the consent of:

(a) each Holder affected thereby:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, and premium, if any, interest and Additional Interest, if any, on, such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes or any Guarantee in right of payment to secure, any other Indebtedness of the Company or any Guarantor; or

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; and

(b) the Holders holding at least 75% in aggregate principal amount of the Notes, release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

Governing Law

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, each of the Trustee and the Collateral Agent will perform only such duties as are specifically set forth in the Indenture and the Collateral Agreements to which it is a party. During the existence of an Event of Default, each of the Trustee and the Collateral Agent will exercise such rights and powers vested in it by the Indenture and the Collateral Agreements to which it is a party, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of each of the Trustee and the Collateral Agent, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, each of the Trustee and the Collateral Agent will be permitted to engage in other transactions; provided that if either the Trustee and the Collateral Agent acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. For the full definition of all such terms, as well as any other terms used herein for which no definition is provided, reference is made to the Indenture incorporated by reference elsewhere in this prospectus.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor of:

(1) any Capital Stock of any Restricted Subsidiary of the Company; or

(2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Certain Covenants—Merger, Consolidation and Sale of Assets;”

(c) any Restricted Payment permitted under “Certain Covenants—Limitation on Restricted Payments,” including a Permitted Investment;

(d) the sale of Cash Equivalents;

(e) the sale or other disposal of the Collateral pursuant to the exercise of any remedies pursuant to the documents relating to any First Priority Claims that are permitted under the Indenture and secured by Permitted Liens of the type described in clause (11), (15) or (18) of the definition thereof;

(f) the sale or other disposition of used, worn out, obsolete or surplus equipment; and

(g) the abandonment, assignment, lease, sub-lease or farmout of oil and gas properties or, the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business (but not including sales of dollar denominated or volumetric production payments, which shall be considered Asset Sales).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Other Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“CFC Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”);

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company; or

(5) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the Indenture, the Collateral Agreements, the Notes and the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, each Mortgage and each other instrument creating Liens in favor of the Trustee as required by the Indenture, in each case, as the same may be in force from time to time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d) restructuring costs (including employee relocations costs) and integration expenses and charges that are identified at the time of closing of any acquisition as resulting from such acquisition (including, without limitation, cash severance payments and facility closures);

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Other Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees); but excluding the amortization or write-off during such period of capitalized financing or debt issuance costs.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary gains or losses;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Restricted Subsidiary of the referent Person by such Person;

(5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8) the cumulative effect of a change in accounting principles;

(9) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;”

(10) non-cash charges resulting from the impairment of intangible assets;

(11) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(12) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement, between the Company and the lenders party thereto (together with their successors and assigns, the “Lenders”) and the administrative agent (in such capacity, together with its successors and assigns, named therein as “Administrative Agent”), setting forth the terms and conditions of the senior revolving credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) or (15) of the definition of the term “Permitted Indebtedness”) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a CFC Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Offer” means an Exchange Offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of Notes having substantially identical terms to the Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith; provided, however, that with respect to any price less than $2.5 million only the good faith determination by the Company’s senior management shall be required.

“First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

“First Priority Cash Management Obligations” means all obligations of the Company and the Guarantors in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“First Priority Claims” means (a) Indebtedness under the Credit Agreement permitted pursuant to clause (2) or (15) of the definition of the term “Permitted Indebtedness,” (b) First Priority Cash Management Obligations and First Priority Hedging Obligations, and (c) all other Obligations under the documents relating to Indebtedness described in clauses (a) and (b) above.

“First Priority Hedging Obligations” means all Hedging Obligations secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Goldking Acquisition” means the acquisition by the Company of all of the issued and outstanding Capital Stock of Goldking pursuant to the Goldking Acquisition Agreement.

“Goldking Acquisition Agreement” means the stock purchase and sale agreement, dated as of April 13, 2007, among the Company, Goldking, and Goldking Energy Holdings, L.P.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means the obligations of the Company or any of its Restricted Subsidiaries pursuant to agreements (1) designed to protect the Company or any of its Restricted Subsidiaries against (a) fluctuations in interest rates in respect of Indebtedness of the Company or such Restricted Subsidiary or (b) fluctuations in currency exchange rates or commodity prices and (2) entered into in the ordinary course of business and not for purposes of speculation.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Hedging Obligations; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such

Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Guarantees and the Collateral Agreements.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intercreditor Agreement” means the Intercreditor Agreement, a form of which is attached to the Indenture, to be entered into concurrently with the Credit Agreement, among the First Priority Agent, the Collateral Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date of original issuance of the Notes.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Company and its Restricted Subsidiaries’ oil and gas properties and interests, Premises and/or the Leased Premises to secure the Notes.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, (including, without limitation, interest occurring after an insolvency, bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes hereunder.

“Offering Circular” means the offering circular relating to the Offering.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee and/or the Collateral Agent, as the context may require.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and (iv) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Other Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the Offering or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $300.0 million and the related Guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement (i) pursuant to credit extensions for general corporate purposes in an aggregate principal amount at any time outstanding not to exceed $20.0 million (the “Permitted Amount”) and (ii) in connection with the collateralization of Hedging Obligations (including, without limitation, borrowing funds that are used to provide cash or cash equivalents pledged to secure Hedging Obligations or obtaining letters of credit that are used to provide support for Hedging Obligations) in an aggregate principal amount at any time outstanding not to exceed $20.0 million, less the sum of (a) the aggregate principal amount of repayments and prepayments of any term loans or advances thereunder and (b) the aggregate amount of reductions to the revolving commitments thereunder, in each case, contemplated by clause (3)(a) under the caption “—Limitation on Asset Sales;” provided, however, that if the Company’s Reserve Report as of December 31, 2007 shows total proved reserves of the Company and its Restricted Subsidiaries (“TPR”) in an amount greater than 141.8 Bcfe (“2007 TPR”) then the Permitted Amount shall be increased by an additional amount equal to the product of (A) $1.0 million and (B) the aggregate amount of Bcfe by which 2007 TPR exceeded 141.8 Bcfe; provided, further, however, that if the Company’s Reserve Report as of any six-month anniversary of December 31, 2007 (each such date, a “Test Date”) shows TPR (the amount of such TPR, the “Current TPR Amount”) in an amount greater than (i) the TPR shown in the Company’s Reserve Report most recently prepared as of a date at least six months prior to such Test Date (the amount of such TPR, the “Prior TPR Amount”), (ii) the TPR shown in each of the Company’s Reserve Reports as of any date prior to the Test

Date and subsequent to the Issue Date and (iii) 141.8 Bcfe, then the Permitted Amount shall be increased by an additional amount equal to the product of (A) $1.0 million and (B) the aggregate amount of Bcfe by which the Current TPR Amount exceeded the Prior TPR Amount; provided further, that the aggregate principal amount of the Permitted Amount shall not exceed $50.0 million after giving effect to all increases permitted by this clause (2);

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(5) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (11), (15) or (18) of the definition thereof that secure First Priority Claims that are permitted under the Indenture or a Permitted Lien of the type described in clause (14) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days after the Company obtains knowledge thereof;

(7) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, bonds and completion guarantees described in the following clause in the ordinary course of business;

(8) obligations in respect of plugging and abandonment, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $10.0 million at any time outstanding;

(10) Refinancing Indebtedness;

(11) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(12) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture;

(14) Indebtedness solely represented by premium financing or similar payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practices; and

(15) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding.

For purposes of determining compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Indebtedness of the type described in clause (2) above that is outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by such clause (and for the avoidance of doubt, not clause (3) above). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Additional Indebtedness” covenant.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s Obligations under the Notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) Hedging Obligations in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant.

(5) Investments in the Notes;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “—Limitation on Asset Sales” covenant;

(8) Investments in existence on the Issue Date;

(9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(10) advances to suppliers and customers in the ordinary course of business; and

(11) additional Investments in an aggregate amount not to exceed $5.0 million at any time outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (9) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (9) of the definition of “Permitted Indebtedness;” provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Indebtedness under Hedging Obligations that are permitted under the Indenture or that relate to Indebtedness that is otherwise permitted under the Indenture;

(12) Liens securing Acquired Indebtedness incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” covenant; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(13) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(14) Liens securing the Notes and all other Obligations under the Indenture, the Collateral Agreements and the Guarantees;

(15) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) or (15) of the definition of the term “Permitted Indebtedness”;

(16) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(17) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money; and

(18) Liens securing First Priority Cash Management Obligations.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the “—Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to Permitted Indebtedness) or clause (1), (3) or (10) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Reserve Report” means the report relating to the estimates of the Company’s proved reserves prepared by independent petroleum engineers.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Secured Parties” means the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) the Company certifies to the Trustee that such designation complies with the “—Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “—Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a CFC Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of exchanging old notes for exchange notes in the Exchange Offer (see “The Exchange Offer”) and of the ownership and disposition of the exchange notes offered hereby, but does not purport to be a complete analysis of all potential tax considerations relating to the Exchange Offer or the exchange notes. Except as specifically noted herein, this summary is limited to persons that acquired the old notes in the initial offering at their original issue price, are exchanging old notes for exchange notes in the Exchange Offer and will hold the exchange notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies:

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	a United States alien holder (as defined below) that holds the notes in connection with a United States trade or business.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in such entity or arrangement should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

This section is based on current law, which is subject to change at any time, possibly with retroactive effect. In addition, the following summary does not address the tax consequences of the exchange under applicable state, local or foreign laws.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO SUCH HOLDER’S PARTICULAR SITUATION AS WELL AS TO ANY PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF EXCHANGING OLD NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Internal Revenue Service Circular 230 Disclosure

Pursuant to Internal Revenue Service Circular 230, we hereby inform you that the description set forth herein with respect to United States federal tax issues was not intended or written to be used, and such description cannot be used, by any taxpayer for the purpose of avoiding any penalties that may be imposed on the taxpayer under the Code. Taxpayers should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Consequences of Exchanging Old Notes for Exchange Notes

The exchange of your old notes for exchange notes in the Exchange Offer should not constitute a taxable exchange for federal income tax purposes. Accordingly, the Exchange Offer should have no federal income tax consequences to you. Your federal income tax basis in the exchange notes should be the same as your federal income tax basis in your old notes and your holding period for federal income tax purposes in the exchange notes will include your holding period in the old notes you exchanged for the exchange notes. Where an old note was subject to the market discount or premium rules, the exchange note received in exchange for such old note will be treated as subject to such rules on the same basis as the old note.

United States Holders

This subsection describes the tax consequences to a United States holder. A holder is a United States holder if that holder is a beneficial owner of an exchange note and is or is treated for United States federal income tax purposes as:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Holders that are not United States holders should refer to “—United States Alien Holders” below.

Interest and Original Issue Discount. If you are a United States holder, stated interest on the exchange notes will be reportable by you as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for United States federal income tax purposes. Thus, if you are on the accrual method of accounting for United States federal income tax purposes, stated interest on the exchange notes will be reportable by you as ordinary income at the time it accrues. If you are on the cash method of accounting for United States federal income tax purposes, stated interest on the exchange notes will be taxable to you as ordinary income at the time it is received.

Because the stated redemption price of the old notes did not exceed their issue price by more than a de minimis amount for federal income tax purposes, no portion of the original issue discount, or OID, on the notes is reportable by a United States holder as ordinary income on a current basis, unless the United States holder makes an affirmative election to accrue such OID (and all stated interest and any market discount) into income on a constant interest basis.

We believe that the likelihood, as of the issue date of the old notes, that additional interest would become payable on the old notes as a result of a failure to timely consummate a registered Exchange Offer for the notes or cause a shelf registration statement for resales of the notes to be declared effective was remote. Accordingly, we will take the position that United States holders are not required, prior to such additional interest becoming payable, to take the potential for such additional interest into account in determining their income from the old notes or exchange notes. Our determination that there was, as of the issue date, only a remote likelihood of additional interest is binding on each United States holder unless such holder explicitly discloses in the manner required by applicable Treasury regulations that such holder’s determination is different from ours. The Internal Revenue Service, or IRS, may disagree with our position regarding the likelihood of additional interest on the old notes, in which case the amount and timing of a United States holder’s recognition of income on the notes could be affected and the character of income recognized on the sale, exchange or redemption of the notes could be different from that described therein.

Purchase, Sale and Retirement of the Notes. A holder’s tax basis in an exchange note will generally be the cost of the old note. A holder will generally recognize gain or loss on the sale, retirement or other taxable disposition of an exchange note equal to the difference between the amount realized on the sale, retirement or other taxable disposition and the holder’s tax basis in the exchange note. A holder will recognize capital gain or loss at the time of such sale, retirement or other taxable disposition, except to the extent attributable to accrued but unpaid interest. Capital gain of a noncorporate United States holder that is recognized in a taxable year beginning before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Market Discount. The resale of exchange notes may be affected by the impact on a purchaser of the market discount provisions of the Code. For this purpose, the market discount on an exchange note acquired by a purchaser of an exchange note generally will equal the amount, if any, by which the stated redemption price at maturity of the exchange note exceeds the purchaser’s adjusted tax basis in the exchange note immediately after its acquisition. Subject to a limited exception, these provisions generally require a United States holder who acquires an exchange note at a market discount to treat as ordinary income that is generally treated as interest income any gain it recognizes on the disposition of that exchange note to the extent of the accrued market discount on that exchange note at the time of maturity or disposition, unless such United States holder elects to include accrued market discount in income over the life of the exchange note.

This election to include market discount in income over the life of the exchange note, once made by a United States holder, applies to all market discount obligations acquired by such United States holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the exchange note at the time of acquisition, or, at the United States holder’s election, under a constant yield method. If a United States holder makes an election, it will apply only to the exchange note with respect to which it is made, and it may not be revoked. A United States holder who acquires an exchange note at a market discount who does not elect to include accrued market discount in income over the life of the exchange note may be required to defer the deduction of a portion of the interest on any indebtedness it incurs or maintains to purchase or carry the exchange note until maturity or until it disposes of the note in a taxable transaction.

Amortizable Premium. An exchange note is purchased at a premium if its adjusted basis, immediately after its purchase, exceeds the amounts payable (other than qualified stated interest) on the exchange note. A United States holder who purchases an exchange note at a premium generally may elect to amortize that premium from the purchase date to the exchange note’s maturity date under a constant-yield method that reflects semiannual compounding based on the exchange note’s payment period. Amortized premium is treated as an offset to interest income on an exchange note and not as a separate deduction. A United States holder’s election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by such United States holder on or after the first day of the first taxable year to which the election applies and such United States holder may not revoke it without the consent of the IRS.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. A holder is a United States alien holder if that holder is the beneficial owner of an exchange note and is, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from an exchange note.

This subsection does not apply to a United States holder.

The rules governing the United States federal income and estate taxation of a United States alien holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to United States alien holder that is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code. UNITED STATES ALIEN HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

Under United States federal income tax law, and subject to the discussion of backup withholding below, if a holder is a United States alien holder of an exchange note:

•

we and other United States paying agents (collectively referred to as “U.S. Payors”) generally will not be required to deduct a 30% United States withholding tax from payments on the exchange notes to the holder if, in the case of payments of interest:

•	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote;

•	the holder is not a bank extending credit under a loan agreement entered into in the ordinary course of business;

•	the holder is not a controlled foreign corporation that is related to the Company through stock ownership;

•	the U.S. Payor does not have actual knowledge or reason to know that the holder is a United States person and:

•

the holder has furnished to the U.S. Payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person;

•	the U.S. Payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company, that has agreed to be treated as a United States person for withholding purposes,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

•	the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

•

certifying to the U.S. Payor under penalties of perjury that an Internal Revenue Service Form W–8BEN or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

•	to which is attached a copy of Internal Revenue Service Form W–8BEN or acceptable substitute form, or

•

the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the exchange notes in accordance with U.S. Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a United States alien holder that does not meet the conditions set forth above will be subject to a 30% United States federal withholding tax with respect to payments of interest, unless the United States alien holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the United States alien holder’s country of residence. To claim such a reduction or exemption, a United States alien holder must generally complete an Internal Revenue Service Form W–8BEN and claim this exemption on the form. In some cases, a United States alien holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Interest Treated as Effectively Connected. Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a United States alien holder’s exchange notes will not be subject to United States federal withholding tax, but will be includible in the income of the United States alien holder for regular United States federal income tax purposes (and, in the case of a United States alien holder that is a foreign corporation, for purposes of the 30% United States branch profits tax unless reduced under an applicable tax treaty between the United States and the United States alien holder’s country of residence) if:

•	the United States alien holder is engaged in the conduct of a trade or business in the United States;

•

interest income on the United States alien holder’s exchange notes is effectively connected to the conduct of its trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, is attributable to a permanent establishment in the United States); and

•

the United States alien holder has certified to the paying agent on an IRS Form W-8ECI that it is exempt from withholding tax because the interest income on its exchange notes will be effectively connected with the conduct of its trade or business in the United States.

Sale or Other Disposition of the Exchange Notes. A United States alien holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of an exchange note unless such gain is effectively connected with a United States trade or business of such United States alien holder. However, an individual United States alien holder who is present in the United States for 183 days or more in the taxable year of the disposition of an exchange note and satisfies certain other conditions will be subject to United States federal income tax on any gain recognized.

Furthermore, an exchange note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death; and

•	the income on the exchange note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

In general, in the case of a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on the exchange notes. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of the exchange notes before maturity within the United States. Additionally, backup withholding will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns.

In general, in the case of a United States alien holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or the holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the exchange notes on Internal Revenue Service Form 1042–S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of exchange notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	the holder otherwise establishes an exemption.

If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.

In general, payment of the proceeds from the sale of exchange notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the holder in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of exchange notes effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of exchange notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of exchange notes effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes in an Exchange Offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. Exchange notes received by broker-dealers in the Exchange Offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it in the Exchange Offer for its own account and any broker or dealer that participates in a distribution of such notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received in the Exchange Offer and any profit on any such resale of such notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of exchange notes they received in the Exchange Offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the Exchange Offer. We have agreed that, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer, including the reasonable fees and expenses of counsel to the initial purchaser of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We reserve the right in our sole discretion to purchase or make offers for, or to offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the Exchange Offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Section (b) of Article TENTH of our Certificate of Incorporation, as well as Article VII of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time. In addition, under paragraph (i) of Section (a) of Article TENTH of our Certificate of Incorporation, our directors are not subject to personal liability to us or our stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law. Section 102 (b) (7) of the Delaware General Corporation Law provides for the elimination off such personal liability, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the exchange notes and certain legal matters in connection with this Exchange Offer has been passed upon for us by Eaton & Van Winkle LLP, 3 Park Avenue, New York, NY 10016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated balance sheets of Dune Energy, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference into this prospectus, have been audited by Malone & Bailey PC, an independent registered public accounting firm, as stated in its report, incorporated by reference into this prospectus (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the restatement of the proved properties impairment expense).

The consolidated balance sheets of Goldking Energy Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2006 and 2005, and the period from July 27, 2004 (inception) through December 31, 2004, incorporated by reference into this prospectus, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report, incorporated by reference into this prospectus (which report expresses an unqualified opinion on the financial statements).

INDEPENDENT RESERVE ENGINEER

The information incorporated by reference into this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves of the operating entities of Dune Energy, Inc. and Goldking Energy Corporation as of December 31, 2006 and prepared by or from estimates prepared by DeGolyer and MacNaughton and Cawley, Gillespie & Associates, Inc., respectively, independent petroleum engineers. Summaries of the reports of DeGolyer and MacNaughton and Cawley, Gillespie & Associates of these estimates filed as exhibits to certain documents have been incorporated by reference into this prospectus in reliance upon the authority of each of those firms as experts in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 with the Securities and Exchange Commission, or SEC, in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. All documents which we have filed on the SEC’s EDGAR system are available for retrieval on the SEC’s website at www.sec.gov. These SEC filings are also available to the public from commercial document retrieval services. Our SEC filings are also available on our corporate website at www.duneenergy.com under the heading “Investor Relations.” You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

Dune Energy, Inc.

Two Shell Plaza,

777 Walker Street, Suite 2450

Houston, Texas 77002

Phone: 713-229-6300

Our common stock is listed and traded on the American Stock Exchange under the trading symbol “DNE.” Our reports, proxy statements and other information can also be read at the offices of AMEX at 86 Trinity Place, New York, New York 10006.

INCORPORATION BY REFERENCE

This prospectus is a part of a registration statement filed by us with the SEC under the Securities Act. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference includes important business and financial information that is not included in this document and is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, excluding information deemed to be furnished and not filed with the SEC after the date of this prospectus and prior to the earlier of the 180th day after the expiration of the Exchange Offer or such time as broker-dealers no longer own any exchange notes.

This prospectus will be deemed to incorporate by reference the following documents previously filed by us with the SEC:

(a)	Our Quarterly Report for the fiscal quarter ended June 30, 2007 on Form 10-Q filed on August 14, 2007;

(b)	Our Current Report on Form 8-K/A dated and filed on July 26, 2007;

(c)	Our Current Report on Form 8-K dated and filed on June 8, 2007;

(d)	Our Information Statement on Schedule 14C dated and filed on May 21, 2007;

(e)	Our Current Report on Form 8-K dated and filed on May 21, 2007;

(f)	Our Quarterly Report for the fiscal quarter ended March 31, 2007 on Form 10-QSB filed on May 15, 2007;

(g)	Our Current Report on Form 8-K/A dated and filed on April 30, 2007

(h)	Our Current Report on Form 8-K dated and filed on April 24, 2007

(i)	Our Annual Report for the year ended December 31, 2006 on Form 10-KSB and Form 10-KSB/A filed on April 20, 2007;

(j)	Our Current Report on Form 8-K dated and filed on April 20, 2007;

(k)	Our Current Report on Form 8-K dated and filed on April 18, 2007; and

(l)	Any report on Form 8-K, or parts thereof, meeting the requirements of Form S-3 filed after the date of filing of the registration statement of which this prospectus is a part and before the date of termination of this offering, which states that it, or any part thereof, is being incorporated by reference herein.

This prospectus shall further be deemed to incorporate by reference all subsequent annual reports filed on Form 10-K, and all subsequent filings on Forms 10-Q and 8-K, or their equivalent forms under Regulation S-B, if applicable, that are filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77002 or by telephone at: 713-229-6300. Our SEC filings are also available on our corporate website at www.duneenergy.com under the heading “Investor Relations.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the indemnification provided by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Section (b) of Article TENTH of our Certificate of Incorporation, as well as Article VII of our By-Laws, we have agreed to indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time. In addition, under paragraph (i) of Section (a) of Article TENTH of our Certificate of Incorporation, our directors are not subject to personal liability to us or our stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law. Section 102 (b) (7) of the Delaware General Corporation Law provides for the elimination off such personal liability, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

We may also enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16.	Exhibits

Exhibit Nos.	Description

3.1	Amended and Restated Certificate of Incorporation (1)

3.1.1	Certificate of Amendment (2)

3.2	Amended and Restated By-Laws (3)

4.1	Indenture, dated May 15, 2007, among the Registrant, each of Dune Operating Company and Vaquero Partners LLC, as guarantors, and The Bank of New York, as trustee and collateral agent *

4.2	Form of Rule 144A Global 10 1/2 % Senior Secured Note due 2012 (4)

4.3	Form of Regulation S Global 10 1/2 % Senior Secured Note due 2012 (4)

4.4	Form of IAI Global 10 1/2 % Senior Secured Note due 2012 (4)

5.1	Opinion of Eaton & Van Winkle LLP *

8.1	Opinion of Eaton & Van Winkle LLP regarding tax matters (included in Exhibit 5.1)

10.1	Note Registration Rights Agreement, dated May 15, 2007, between the Registrant and Jefferies & Company, Inc. (4)

10.2	Security Agreement, dated May 15, 2007, among The Bank of New York, as collateral agent, and each of the Registrant, Goldking Operating Company and Vaquero Partners LLC, as grantors, and Dune Operating Company and Goldking Energy Corporation, as guarantors (4)

10.3	Intercreditor Agreement, dated May 15, 2007, among Wells Fargo Foothills, Inc., The Bank of New York and the Registrant, among others named therein (4)

10.4	Credit Agreement dated May 15, 2007 among the Registrant, its subsidiaries named therein as borrowers, its subsidiaries named therein as guarantors, certain lenders named therein and Wells Fargo Foothill, Inc., as arranger and administrative agent (4)

10.5	1992 ISDA Master Agreement, together with Schedule, dated May 15, 2007 among Wells Fargo Foothill, Inc. and the Registrant (4)

23.1	Consent of Counsel, included in Exhibit 5.1

23.2	Consent of Malone & Bailey, PC *

23.3	Consent of Hein & Associates LLP *

23.4	Consent of DeGolyer and MacNaughton *

23.5	Consent of Cawley, Gillespie & Associates, Inc *

24.1	Power of Attorney (see page II-5)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as trustee *

99.1	Form of Letter of Transmittal *

99.2	Form of Notice of Guaranteed Delivery *

99.3	Form of Instruction to Registered Holder and/or Book-Entry Transfer Participant*

* Indicates	filed herewith

(1)	Previously filed as an exhibit to the Registrant’s 10-KSB for the year ended December 31, 2002, and incorporated by reference herein.

(2)	Previously filed as an exhibit to the Registrant’s 10-Q for the three period ended March 31, 2007, and incorporated by reference herein.

(3)	Previously filed as an exhibit to the Registrant’s Report on Form 8-K, filed on May 19, 2004, and incorporated by reference herein.

(4)	Previously filed as an exhibit to the Registrant’s Report on Form 8-K, filed on May 21, 2007, and incorporated by reference herein.

Item 22.	Undertakings

(a) Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Not applicable to the registrant, a domestic issuer]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) [Not applicable to secondary offering]

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Incorporated annual and quarterly reports

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Registration on Form S-4 or F-4 of Securities Offered For Resale:

The undersigned registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use o f a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(e) Request for acceleration of effective date or filing of registration statement becoming effective upon filing:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) Registration statement permitted by Rule 430A under the Securities Act of 1933:

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on September 21, 2007.

DUNE ENERGY, INC.

By:	/S/ JAMES A. WATT
James A. Watt, Chief Executive Officer (principal executive officer)

By:	/S/ FRANK T. SMITH, JR.
Frank T. Smith, Jr., Chief Financial Officer (principal financial and accounting officer)

In accordance with the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated below.

Signature	Capacities	Date

/S/ ALAN GAINES*	Chairman of the Board	September 21, 2007
Alan Gaines

/S/ JAMES A. WATT*	Chief Executive Officer	September 21, 2007
James A. Watt	(principal executive officer)

/S/ FRANK T. SMITH, JR.*	Chief Financial Officer	September 21, 2007
Frank T. Smith, Jr.	(principal financial and accounting officer)

/S/ RICHARD M. COHEN*	Director and Secretary	September 21, 2007
Richard M. Cohen

Signature	Capacities	Date

/S/ STEVEN BARRENECHEA*	Director	September 21, 2007
Steven Barrenechea

/S/ ALAN D. BELL*	Director	September 21, 2007
Alan D. Bell

/S/ STEVEN M. SISSELMAN*	Director	September 21, 2007
Steven M. Sisselman

/S/ WILLIAM E. GREENWOOD*	Director	September 21, 2007
William E. Greenwood

By:	/S/ FRANK T. SMITH, JR.*
Frank T. Smith, Jr., attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned company has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on September 21, 2007.

DUNE PROPERTIES, INC.

By:	/S/ JAMES A. WATT
James A. Watt, President (principal executive officer)

In accordance with the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated below.

Signature	Capacities	Date

/S/ JAMES A. WATT	President and Director	September 21, 2007
James A. Watt	(principal executive officer)

/S/ FRANK T. SMITH, JR.	Senior Vice President,	September 21, 2007
Frank T. Smith, Jr.	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned company has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on September 21, 2007.

DUNE OPERATING COMPANY

By:	/S/ JAMES A. WATT
James A. Watt, President (principal executive officer)

In accordance with the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated below.

Signature	Capacities	Date

/S/ JAMES A. WATT	President and Director	September 21, 2007
James A. Watt	(principal executive officer)

/S/ FRANK T. SMITH, JR.	Senior Vice President,	September 21, 2007
Frank T. Smith, Jr.	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned company has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on September 21, 2007.

VAQUERO PARTNERS, LLC

By:	/S/ JAMES A. WATT
James A. Watt, President
(principal executive officer)

In accordance with the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated below.

Signature	Capacities	Date

/S/ JAMES A. WATT	President and Manager	September 21, 2007
James A. Watt	(principal executive officer)

/S/ FRANK T. SMITH, JR.	Senior Vice President,	September 21, 2007
Frank T. Smith, Jr.	Secretary and Manager

/S/ HAL BETTIS*	Vice President and	September 21, 2007
Hal Bettis	Manager

(*) By:	/S/ FRANK T. SMITH, JR.
Frank T. Smith, Jr.,
attorney-in-fact

DUNE ENERGY, INC.

INDEX OF EXHIBITS FILED WITH REGISTRATION STATEMENT

Exhibit Nos.

4.1	Indenture, dated May 15, 2007, among the Registrant, each of Dune Operating Company and Vaquero Partners LLC, as guarantors, and The Bank of New York, as trustee and collateral agent

5.1	Legal Opinion of Eaton & Van Winkle, LLP

23.2	Consent of Malone & Bailey, PC

23.3	Consent of Hein & Associates LLP

23.4	Consent of DeGolyer and MacNaughton

23.5	Consent of Cawley, Gillespie & Associates, Inc

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Instruction to Registered Holder and/or Book-Entry Transfer Participant